                                                                   EXHIBIT 2.2



                       AGREEMENT TO PURCHASE AND SELL
                                   between
                        CITY OF SANTA FE, NEW MEXICO
                                     and
                    PUBLIC SERVICE COMPANY OF NEW MEXICO


                              TABLE OF CONTENTS
                              -----------------
Section 1.  Definitions and Rules of Construction...........................  1
- ----------  -------------------------------------
     1.1  Defined Terms.....................................................  1
          -------------
     1.2  General........................................................... 10
          -------
     1.3  Accounting Terms.................................................. 10
          ----------------
     1.4  Schedules......................................................... 10
          ---------

Section 2.  Agreement to Sell and Purchase.................................. 10
            ------------------------------
     2.1  Assets to be Purchased............................................ 10
          ----------------------
     2.2  Excluded Assets................................................... 10
          ---------------
     2.3  Donated Assets.................................................... 10
          --------------
     2.4  "AS IS" SALE...................................................... 11
          ------------

Section 3.  Consideration................................................... 11
- ----------  -------------
     3.1  Purchase Price.................................................... 11
          --------------
     3.2  Determination of the Purchase Price............................... 11
          -----------------------------------
     3.3  Payment of Purchase Price......................................... 12
          -------------------------
     3.4  Good Funds........................................................ 12
          ----------

Section 4.  Assumed Liabilities and Excluded Obligations.................... 13
            --------------------------------------------
     4.1  Assumed Obligations............................................... 13
          -------------------
     4.2  Excluded Obligations.............................................. 13
          --------------------

Section 5.  Representations and Warranties of Seller........................ 14
            ----------------------------------------
     5.1  Organization and Qualification.................................... 15
          ------------------------------
     5.2  No Breach or Violation............................................ 15
          ----------------------
     5.3  Authority and Validity............................................ 15
          ----------------------
     5.4  Assets and Business Generally..................................... 16
          -----------------------------
     5.5  Equipment......................................................... 16
          ---------
     5.6  Real Property..................................................... 16
          -------------
     5.7  Environmental Matters............................................. 18
          ---------------------
     5.8  Compliance with Law; Governmental Permits......................... 19
          -----------------------------------------
     5.9  Patents, Trademarks and Copyrights................................ 20
          ----------------------------------
     5.10 Contract Rights................................................... 20
          ---------------
     5.11 Financial Statements.............................................. 22
          --------------------
     5.12 Legal Proceedings................................................. 24
          -----------------
     5.13 Tax Returns:  Other Reports....................................... 24
          ---------------------------
     5.14 Employment Matters................................................ 24
          ------------------
     5.15 Finders and Brokers............................................... 26
          -------------------
     5.16 Water Transmission and Distribution Facilities and Water Rights... 26
          ---------------------------------------------------------------
     5.17 Related Party Transactions........................................ 32
          --------------------------
     5.18 Insurance......................................................... 32
          ---------
     5.19 Materials and Supplies............................................ 32
          ----------------------
     5.20 Disclosure........................................................ 32
          ----------

Section 6.  Purchaser's Representations and Warranties...................... 32
            ------------------------------------------
     6.1  Corporate Status.................................................. 32
          ----------------
     6.2  No Breach or Violation............................................ 33
          ----------------------
     6.3  Purchaser Authorizations.......................................... 33
          ------------------------

      6.4  Enforceability................................................... 33
           --------------
      6.5  Litigation....................................................... 33
           ----------
      6.6  Finders and Brokers.............................................. 33
           -------------------

Section 7.  Seller's Covenants.............................................. 34
            ------------------
      7.1  Continuity and Maintenance of Operations......................... 34
           ----------------------------------------
      7.2  Survey........................................................... 36
           ------
      7.3  Title Insurance.................................................. 38
           ---------------
      7.4  Inspection by Purchaser.......................................... 39
           -----------------------
      7.5  Environmental Investigation...................................... 40
           ---------------------------
      7.6  Availability of Certain Governmental Permits..................... 41
           --------------------------------------------
      7.7  UCC Search....................................................... 41
           ----------
      7.8  Books and Records................................................ 41
           -----------------
      7.9  No Solicitation.................................................. 42
           ---------------
      7.10 Notification of Certain Matters.................................. 42
           -------------------------------
      7.11 Updated Schedules................................................ 42
           -----------------
      7.12 Required Consents;  Satisfaction of Other Conditions............. 43
           ----------------------------------------------------

Section 8.  Purchaser's Covenants........................................... 44
            ---------------------
      8.1  Bonds............................................................ 44
           -----
      8.2  Confidentiality.................................................. 44
           ---------------
      8.3  Retention of Records; Purchaser's Access......................... 44
           ----------------------------------------
      8.4  Required Consents; Satisfaction of Other Conditions.............. 45
           ---------------------------------------------------
      8.5  Notification of Certain Matters.................................. 45
           -------------------------------
      8.6  Rate Covenant.................................................... 45
           -------------

Section 9.  Other Covenants................................................. 46
- ----------  ---------------
      9.1  Casualty and Condemnation........................................ 46
           -------------------------
      9.2  Transfer and Other Taxes......................................... 47
           ------------------------
      9.3  Passage of Title and Risk of Loss................................ 47
           ---------------------------------
      9.4  Application to PUC............................................... 48
           ------------------
      9.5  Appeals.......................................................... 48
           -------
      9.6  Reimbursement of Legal Fees...................................... 48
           ---------------------------
      9.7  Grant of Easements............................................... 48
           ------------------
      9.8  Operating Agreement.............................................. 49
           -------------------
      9.9  Two Mile Dam..................................................... 49
           ------------

Section 10. Conditions to Closing........................................... 50
            ---------------------
     10.1 Conditions to the Obligations of Purchaser and Seller............. 50
          -----------------------------------------------------
     10.2 Conditions to the Obligations of Purchaser........................ 51
          ------------------------------------------
     10.3 Conditions to Obligations of Seller............................... 52
          -----------------------------------
     10.4 Waiver of Conditions.............................................. 53
          --------------------

Section 11. Closing......................................................... 53
            -------
     11.1 Closing Date...................................................... 53
          ------------
     11.2 Deliveries of Seller at Closing................................... 53
          -------------------------------
     11.3 Deliveries of Purchaser at Closing................................ 56
          ----------------------------------
     11.4 Prorations and Credits............................................ 57
          ----------------------

Section 12. Termination..................................................... 57
            -----------
      12.1 Events of Termination............................................ 57
           ---------------------
      12.2 Liabilities in Event of Termination.............................. 58
           -----------------------------------
      12.3 Procedure Upon Termination....................................... 58
           ---------------------------

Section 13. Survival of Representations and Warranties; Indemnification..... 58
            -----------------------------------------------------------
      13.1 Survival of Representations and Warranties....................... 58
           ------------------------------------------
      13.2 Indemnification by Seller........................................ 59
           -------------------------
      13.3 Indemnification by Purchaser..................................... 59
           ----------------------------
      13.4 Third Party Claims............................................... 60
           ------------------

Section 14. Miscellaneous................................................... 61
            -------------
      14.1 Parties Obligated and Benefitted................................. 61
           --------------------------------
      14.2 Notices.......................................................... 61
           -------
      14.3 Attorneys' Fees.................................................. 61
           ---------------
      14.4 Right to Specific Performance.................................... 62
           -----------------------------
      14.5 Waiver........................................................... 62
           ------
      14.6 Captions......................................................... 62
           --------
      14.7 Choice of Law.................................................... 62
           -------------
      14.8 Rights Cumulative................................................ 62
           -----------------
      14.9 Further Actions.................................................. 62
           ---------------
      14.10     Time........................................................ 62
                ----
      14.11     Late Payments............................................... 62
                -------------
      14.12     Counterparts................................................ 63
                ------------
      14.13     Entire Agreement............................................ 63
                ----------------
      14.14     Severability................................................ 63
                ------------
      14.15     Construction................................................ 63
                ------------
      14.16     Expenses.................................................... 63
                --------
      14.17     Savings Clause.............................................. 63
                --------------

- -----------
      Schedules and exhibits are omitted. These are identified in the index to the Purchase and Sale Agreement. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                       AGREEMENT TO PURCHASE AND SELL
                       ------------------------------


     THIS AGREEMENT TO PURCHASE AND SELL (this "Agreement") is made as of the 28th day of February, 1994, by and between the CITY OF SANTA FE, NEW MEXICO, a municipal corporation ("Purchaser"), and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation ("Seller").


                                  RECITALS
                                  --------

     WHEREAS, Seller, through its operating division, Sangre de Cristo Water Company ("SDCW"), owns and operates the water system serving the City of Santa Fe, New Mexico, and the surrounding area; and

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all of the assets of SDCW; and

     WHEREAS, Purchaser and Seller previously executed that certain Letter of Intent, dated August 31, 1993, relating to the purchase and sale of the assets of SDCW, which provided that the parties would negotiate and execute this Agreement; and

     WHEREAS, Purchaser and Seller desire to enter into this Agreement to set forth the terms and conditions pursuant to which the sale and purchase of substantially all of the assets of SDCW shall occur;

     NOW, THEREFORE, in consideration of the foregoing, and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  AGREEMENT
                                  ---------

Section 1.    Definitions and Rules of Construction.
- ---------     -------------------------------------

         1.1  Defined Terms.  In addition to terms defined elsewhere in this
              -------------
Agreement, the following terms, when used in this Agreement, shall have the meanings set forth below:

              1.1.1  Accounts Receivable.  Accounts receivable and other
                     -------------------
accounts due and owing payable to or for the account of Seller and arising from the Business, including accounts which have not yet been billed, but excluding Past Due Receivables.

              1.1.2  Action.  As defined in Section 13.4.
                     ------

              1.1.3  Affiliate.  With respect to any Person, any other Person
                     ---------
known to such Person and controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

              1.1.4  Assets.  All of the assets relating to the Business as of
                     ------
the Closing Date, real, personal and mixed, tangible and intangible, of every kind, nature and description, wherever situated, and whether or not carried or reflected on the books of Seller or on the Financial Statements, including, but not limited to, the Accounts Receivable, Contract Rights, Deposits, Donated Assets, Equipment, Governmental Permits, Intangibles, Materials and Supplies, Prepaid Expenses, Real Property, Records, Service Agreements, Water Rights and Water Transmission and Distribution Facilities. The Assets do not, however, include the Excluded Assets.

              1.1.5  Assumed Obligations.  As defined in Section 4.1.
                     -------------------

              1.1.6  Bonds.  As defined in Section 8.1.
                     -----

              1.1.7  Business.  The water utility business conducted by SDCW
                     --------
within the Service Area on the date of this Agreement.

              1.1.8  Business Day.  Any day other than Saturday, Sunday or a
                     ------------
day on which banking institutions in Santa Fe, New Mexico or New York, New York are required or authorized to be closed.

              1.1.9  Closing. The consummation of the Transactions, as
                     -------
described in Section 11.

              1.1.10 Closing Date.  The date for the Closing of the
                     ------------
Transactions.

              1.1.11 Code.  The Internal Revenue Code of 1986, as amended, and
                     ----
the rules and regulations thereunder.

              1.1.12 Common Plant.  The property more particularly described
                     ------------
on Schedule 1.1.12, which is owned by Seller and used by SDCW in common with
   ---------------
one or more of Seller's other divisions and which is not included in the Assets because of such common use.

              1.1.13 Company Plan.  Any Plan which Seller maintains or
                     ------------
contributes to, and under which any employees or former employees (whether employed by Seller or any other Person)
who are or were engaged in the conduct of the Business are covered or have benefit rights, including those plans described on Schedule 1.1.13.
                                                   ---------------

              1.1.14 Contract Rights.  All contracts, agreements, leases,
                     ---------------
easements, Service Agreements and right-of-way agreements (oral or written, formal or informal) (other than Governmental Permits, Major Easements, contracts and agreements regarding employment and employees, insurance policies, and contracts and agreements constituting Excluded Assets) pertaining to the ownership, operation and maintenance of the Assets or the conduct of the Business, to which the Seller is a party or by which it is bound, including without limitation those described on Schedule 1.1.14.
                                                       ---------------

              1.1.15 Deposits.  All deposits from water customers or potential
                     --------
water customers held by Seller.

              1.1.16 Donated Assets.  As defined in Section 2.3.
                     --------------

              1.1.17 Encumbrance.  Any mortgage, lien, security interest,
                     -----------
conditional sale or other title retention agreement, pledge, option, charge, assessment, encumbrance, adverse interest, restriction on right to use or transfer, or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

              1.1.18 Environmental Law.  Any of the following laws as in
                     -----------------
effect on the date of this Agreement and as amended through the Closing Date: the Clean Air Act, 42 U.S.C. (S)(S) 7401 et. seq.; the Clean Water Act, 33
                                         -- ---
U.S.C. (S)(S) 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide
                   -- ---
Act, 7 U.S.C. (S)(S) 136 et. seq.; the Noise Control Act, 42 U.S.C. (S)(S)
                         --  ---
4901 et. seq.; the Atomic Energy Act, 42 U.S.C. (S)(S) 2011 et. seq.; the
     --  ---                                                --  ---
Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et. seq., as
                                                              --  ---
amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et. seq.; the Comprehensive Environmental
                                 --  ---
Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq.; and
                                                                --  ---
the Toxic Substance Control Act, 15 U.S.C. (S)(S) 2601 et. seq. The term
                                                       --  ---
"Environmental Law" shall also include all state, county, municipal and other local laws, statutes, regulations and ordinances that are equivalent or similar to the federal laws recited above and as in effect on the date of this Agreement and as amended through the Closing Date. The term "Environmental Law" shall also include regulations issued under the Federal laws recited above or equivalent or similar state laws and made effective after the Closing Date, but only if public notice is given prior to the Closing Date of the intention to adopt such regulations or to adopt regulations substantially similar to such regulations.

              1.1.19 Equipment.  All fixtures, machinery, automobiles,
                     ---------
computers, tools, trucks, other transportation equipment, furnishings, furniture, office equipment, appliances, supplies, and other tangible personal property owned by Seller and used in any way in the operation of the Business or in conjunction with any other Assets, and all future additions to or substitutions to the same, or any part thereof, between the date hereof and the Closing Date; and all right, title and interest of Seller under all warranties and guarantees covering any of such property; which Equipment owned by Seller includes the items described on Schedule 1.1.19A and leased by
                                          ----------------
Seller includes the items described on Schedule 1.1.19B.
                                       ----------------

              1.1.20 ERISA.  The Employee Retirement Income Security Act of
                     -----
1974, as amended, and the rules and regulations promulgated thereunder.

              1.1.21 Excluded Assets.  Past Due Receivables, the Two Mile Dam,
                     ---------------
the Old Dempsey Tank Site, the 72 Acre Water Treatment Plant Parcel, the Hagerman Rights, the Pino and La Cienega Ditch Claims, Common Plant, Non-Transferrable Governmental Permits, and Excluded Trademarks.

              1.1.22 Excluded Obligations.  As defined in Section 4.2.
                     --------------------

              1.1.23 Excluded Trademarks.  The trademarks, tradenames and
                     -------------------
brand names used by Seller in the conduct of the Business which are specifically identified on Schedule 1.1.23.
                           ---------------

              1.1.24 Financial Statements.  As defined in Section 5.11.
                     --------------------

              1.1.25 Final Purchase Price.  As defined in Section 3.2.3.
                     --------------------

              1.1.26 Final Report.  As defined in Section 3.2.2.
                     ------------

              1.1.27 GAAP.  Generally accepted accounting principles as in
                     ----
effect from time to time in the United States of America (including official interpretations by the Financial Accounting Standards Board).

              1.1.28 Governmental Authority.  (i) the United States of
                     ----------------------
America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board or agency.

              1.1.29 Governmental Permits.  All franchises, licenses, permits,
                     --------------------
authorizations, approvals, easements, right-of-ways, registrations, qualifications, leases, variances and similar rights obtained from any Governmental Authority other than Purchaser to which Seller is a party, benefiting or obligating the Business, including without limitation those described on Schedule 1.1.29, except Non-Transferable Governmental Permits and
             ---------------
Water Rights.

              1.1.30 Hagerman Rights.  The rights to water more particularly
                     ---------------
described on Schedule 1.1.30.
             ---------------

              1.1.31 Hazardous Substances.  Any substance, waste, contaminant
                     --------------------
or material regulated by any Environmental Law.

              1.1.32 Improvements.  All structures, installations and
                     ------------
facilities appurtenant to the Land and all Equipment affixed or attached to the Real Property as of the Closing Date.

              1.1.33 Indemnified Party.  As defined in Section 13.4.
                     -----------------

              1.1.34 Indemnifying Party.  As defined in Section 13.4.
                     ------------------

              1.1.35 Inspection Period.  As defined in Section 7.4.2.
                     -----------------

              1.1.36 Intangibles.  All intangible assets, including customer
                     -----------
lists, supplier lists, trade names, service marks, trademarks, patents, copyrights, goodwill, claims, causes of action and judgments, if any, related to the Business, any unpaid awards for any Taking or any damage to the Assets by reason of a change of grade of any street or highway, any unpaid proceeds for any damage to the Assets by reason of fire or other casualty, and any development rights with respect to the Land, including any deposits delivered to any governmental authority in connection with the past, present or future development of the Land, but excluding Accounts Receivable, Excluded Trademarks, and Excluded Obligations.

              1.1.37 Knowledge of any Person or with respect to any matter
                     ---------
means actual awareness or knowledge of (i) such Person, if a human being, (ii) its directors, officers, senior managers, and any controlling Person, if a corporation, (iii) its trustees, executors or personal representatives, if an estate, or (iv) if a partnership, its general partners (if human beings) or, if a general partner is a corporation, the directors, officers, senior managers and any controlling Person of such corporation; after, in all cases, a diligent investigation by such Person, if a human being, or on behalf of such Person by a trustee, executor, personal representative, officer, senior manager or other controlling person, if the Person is an estate, corporation, partnership or other entity, which investigation shall include inquiries of current employees of such Person and a review of the records of such Person.

              1.1.38 Land.  The fee interests in real property described on
                     ----
Schedule 1.1.38A, and the rights to lease or use real property described on
- ----------------
Schedule 1.1.38B, and all easements, rights of way, privileges, appurtenances
- ----------------
and rights to the same, or belonging to or inuring to the same; all right, title and interest of Seller in and to any land lying in the beds of any street, road or avenue, open or proposed, in front of or adjoining said real property to the center line thereof; and all right, title and interest of Seller in and to all minerals, strips, gores, riparian rights and littoral rights, if any, belonging to or inuring to the benefit of such real property.

              1.1.39 Legal Requirement.  Any statute, ordinance, code, law,
                     -----------------
rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions creating, interpreting or applying common law or interpreting any other Legal Requirement.

              1.1.40  Major Easements.  The easements described on
                      ---------------
Schedule 1.1.38B-1.
- ------------------

              1.1.41  Material Adverse Effect.  As defined in Section 5.2.
                      -----------------------

              1.1.42  Materials and Supplies.  The supplies, material, parts and
                      ----------------------
similar consumable goods regularly and customarily used in the Business.


              1.1.43  Non-Material Contract.  Any Contract Right which has a
                      ---------------------
remaining term (including exercised or unexercised option periods) of less than one (1) year and which either (i) may be terminated by Seller or its successor at any time without cause by providing no more than thirty (30) days prior written notice, or (ii) has a remaining obligation of Seller or its successor of $25,000 or less.

              1.1.44 Non-Transferable Governmental Permits.  The Governmental
                     -------------------------------------
Permits not transferable by their terms which are specifically identified on
Schedule 1.1.44.
- ---------------

              1.1.45 Old Dempsey Tank Site.  The real property more
                     ---------------------
particularly described on Schedule 1.1.45.
                          ---------------

              1.1.46 Operating Agreement.  As defined in Section 9.8.
                     -------------------

              1.1.47 Past Due Receivables.  Accounts Receivable (other than
                     --------------------
petty cash) which are more than 90 days delinquent.

              1.1.48 Permitted Encumbrances.  The following Encumbrances:
                     ----------------------
(i) liens for taxes, assessments and governmental charges not yet due and payable; (ii) zoning laws and ordinances and similar Legal Requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property; (iv) Permitted Exceptions; (v) until the Closing, the lien of the PNM Indenture; (vi) the Encumbrances listed on Schedule 1.1.48; (vii) matters
                                               ---------------
disclosed by the surveys and other documents to be provided to Purchaser pursuant to Section 7.2 to which Purchaser does not object or to which Purchaser waives objection in accordance with Section 7.2; (viii) in regard to the Water Rights, the matters stated in Section 5.16.13; and (ix) defects and irregularities of title to Assets (other than Water Rights, Real Property/Urban, Real Property/Watershed, and Major Easements) which, individually or in the aggregate, do not materially impair the use of the Assets in the Business.

              1.1.49 Permitted Exceptions.  As defined in Section 7.3.1.
                     --------------------

              1.1.50 Person.  Any human being, corporation, partnership, trust,
                     ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

              1.1.51 Pino and La Cienega Ditch Claims.  The rights to water more
                     --------------------------------
particularly described on Schedule 1.1.51.
                          ---------------

              1.1.52 Plan.  Any bonus, deferred compensation, profit sharing,
                     ----
pension or retirement, stock bonus, stock option, stock purchase, stock appreciation right, performance share, bonus, savings, severance, death benefit, disability, medical, hospitalization, life or other insurance and any other incentive or fringe benefit plan, program, arrangement or practice, formal or informal, oral or written, and whether covering one Person or more than one Person, providing employee or executive benefits, including, but not limited to, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and any "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

              1.1.53 PNM Indenture.  That certain Indenture of Mortgage and
                     -------------
Deed of Trust from Seller to Bank of New York, dated June 1, 1947, as supplemented and amended.

              1.1.54 Preliminary Purchase Price.  As defined in Section 3.2.1.
                     --------------------------

              1.1.55 Preliminary Report.  As defined in Section 3.2.1.
                     ------------------

              1.1.56 Prepaid Expenses.  All prepaid expenses and leasehold and
                     ----------------
other deposits of Seller related to SDCW.

              1.1.57 PUC.  The New Mexico Public Utility Commission.
                     ---

              1.1.58 Purchase Price.  As defined in Section 3.1.
                     --------------

              1.1.59  Purchaser.  The City of Santa Fe, New Mexico, a body
                      ---------
corporate and politic, organized under the Constitution and laws of the State of New Mexico, in any capacity in which it may operate, whether governmental or proprietary, and including all agencies, boards, commissions, and other committees and bodies thereof and successors thereto through which it may act.

              1.1.59 Purchaser's Required Consents.  As defined in Section 6.2.
                     -----------------------------

              1.1.60 Real Property.  The Land, Improvements, and any easements,
                     -------------
rights-of-way, licenses or other real property interests (except Water Rights, Governmental Permits and Non-Transferrable Governmental Permits) owned or used in connection with the Business. "Real Property/Urban" means that portion of the Land described on Schedule 1.1.38A-1, together with any and all Improvements appurtenant, affixed or attached thereto. "Real Property/Watershed" means that portion of the Land described on Schedule 1.1.38A-2, together with any and all Improvements appurtenant, affixed or attached thereto.

              1.1.61 Records.  All records of Seller related to the Business,
                     -------
including, but not limited to, customer books, records, manuals, documents, correspondence, personal records, computer programs, customer information (including current and one year's historical data), supplier lists, literature, brochures, advertising material, customer billing and usage data, and sales and credit reports, soil, engineering, environmental inspection, water and water facility reports and studies, market studies, reports and similar information with respect to the management, ownership, maintenance, use, occupancy and operation of the Assets or the Business, and any surveys, plans, specifications, maps and as-built drawings related to the Assets.

              1.1.62  Seller.  Public Service Company of New Mexico, a
                      ------
corporation organized under the laws of the State of New Mexico, and its divisions, successors and assigns.

              1.1.63 Seller's Required Consents.  As defined in Section 5.2.
                     --------------------------

              1.1.64 Service Agreements.  Any existing management, service,
                     ------------------
equipment, supply, or maintenance agreements with respect to or affecting the Assets, including without limitation those described on Schedule 1.1.64.
                                                        ---------------

              1.1.65 Service Area.  The area in which SDCW operates the
                     ------------
Business, specifically in and around the city of Santa Fe, New Mexico, as authorized by the PUC and the City and County of Santa Fe, New Mexico.

              1.1.66 Substantial Loss.  As defined in Section 9.1.1.
                     ----------------

              1.1.67 Substantial Taking.  As defined in Section 9.1.2.
                     ------------------

              1.1.68 Survival Period.  As defined in Section 13.1.
                     ---------------

              1.1.69 System Employees.  All employees of Seller primarily
                     ----------------
engaged in the conduct of the Business.

              1.1.70 Taking.  The condemnation of any interest in property,
                     ------
including any of the Assets, or a conveyance in lieu or threat thereof.

              1.1.71 Title Company.  Capitol City Title Services, Inc.
                     -------------

              1.1.72 Two Mile Dam.  The Real Property and reservoir
                     ------------
particularly described on Schedule 1.1.72.
                          ---------------

              1.1.73 UCC Filings.  As defined in Section 7.6.
                     -----------

              1.1.74 Waiver Notice.  As defined in Section 7.4.2.
                     -------------

              1.1.75 Water Rights.  All vested and inchoate water rights
                     ------------
evidenced by all claims to, declarations of, applications for, licenses, permits, decrees, administrative orders, subfile orders, and contracts for the diversion, withdrawal, storage and use of water owned, leased, contracted or used by Seller with respect to the Business, directly, or in any other manner, including by dedication, augmentation and exchange, including without limitation those set forth on Schedule 1.1.75, but excluding the Hagerman
                              ---------------
Rights and the Pino and La Cienega Ditch Claims.

              1.1.76 Water Transmission and Distribution Facilities.  All of
                     ----------------------------------------------
the water transmission, distribution and treatment systems related to the Business, including all dams, reservoirs, wells, pump stations, water treatment plants, pipes, meters, services, hydrants, water tanks, purification systems and other related facilities, including without limitation those items described on
Schedule 1.1.76.
- ---------------

              1.1.77 Transactions.  The purchase and sale of the Assets
                     ------------
pursuant to this Agreement.

              1.1.78 72-Acre Water Treatment Plant Parcel.  The real property
                     ------------------------------------
more specifically described on Schedule 1.1.78.
                               ---------------

         1.2  General.  Any term used with its initial letter capitalized will
              -------
have the meaning specified, applicable to both singular and plural forms, for all purposes of this Agreement. Pronouns of any gender will be deemed to include references to masculine, feminine and neuter genders. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

         1.3  Accounting Terms.  All accounting terms used in this Agreement,
              ----------------
unless otherwise specifically provided in this Agreement, will have the meanings ascribed to them under GAAP, applied on a basis consistent with that applied in the preparation of Seller's Financial Statements related to the Business for the year ended December 31, 1992.

         1.4  Schedules.  All references to a  "Schedule" shall mean the
              ---------                         --------
Schedules attached to this Agreement and made a part hereof.
- ---------

Section 2.     Agreement to Sell and Purchase.
- ---------      ------------------------------

         2.1  Assets to be Purchased.  Upon the terms and subject to the
              ----------------------
conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver to Purchaser at the Closing, and Purchaser shall purchase and accept from Seller, all of the Assets.

         2.2  Excluded Assets.  This Agreement shall not constitute an
              ---------------
agreement for the assignment, transfer or sublease, or an attempted assignment, transfer or sublease, of the Excluded Assets.

         2.3  Donated Assets.  Purchaser acknowledges that the Assets include
              --------------
plant, equipment and other capital assets contributed by SDCW's customers or acquired or constructed with capital contributed by SDCW's customers (the "Donated Assets"). The original cost of the Donated Assets as of November 30, 1993, was approximately $11,200,000. In determining the Purchase Price set forth in Section 3.1, below, Seller and Purchaser acknowledge that no specific allocation of the Purchase Price was made to the Donated Assets and that the Donated Assets will, accordingly, be donated by Seller to Purchaser at the Closing.

         2.4  "AS IS" SALE.  PRIOR TO THE CLOSING DATE, PURCHASER SHALL MAKE OR
              ------------
CAUSE TO BE MADE ITS OWN INDEPENDENT INVESTIGATION AND EVALUATION WITH RESPECT TO THE ASSETS. ACCORDINGLY, THE ASSETS WILL BE SOLD "AS IS" AND "WHERE IS." EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY TRANSFER DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, IN THIS AGREEMENT OR OTHERWISE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION, SALABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR USE OR WORKING ORDER OF ALL OR ANY PART OF THE ASSETS. SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES AS SET FORTH IN THIS AGREEMENT AND ANY TRANSFER DOCUMENT, PURCHASER IS WILLING, ON THE TERMS AND CONDITIONS OF THIS AGREEMENT, TO PURCHASE AND ACCEPT THE ASSETS "AS IS" AND "WHERE IS."

Section 3.   Consideration.
- ---------    -------------

         3.1  Purchase Price.  As consideration for the sale of the Assets by
              --------------
Seller to Purchaser, Purchaser shall pay to Seller an amount equal to $48,250,000, adjusted as of the Closing Date as provided on Schedule 3.1 (the
                                                            ------------
"Purchase Price").

         3.2  Determination  of the Purchase Price. Preliminary and final
              ------------------------------------
determinations of the Purchase Price shall be made as follows:

              3.2.1 At least fifteen (15) Business Days prior to the Closing, Seller shall deliver to Purchaser a report (the "Preliminary Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the preliminary determination of the Purchase Price (the "Preliminary Purchase Price") estimated as of the Closing Date (or as of any other date agreed by Seller and Purchaser), accompanied by appropriate documentation supporting such determination, including an unaudited estimated balance sheet of SDCW and Seller as of the Closing Date, a schedule setting forth the additions and deductions to the Preliminary Purchase Price, including Accounts Receivable information relating to the Business and a schedule setting forth the liabilities to be assumed by Purchaser pursuant to the Agreement, all as provided on Schedule 3.1.
            --------

              3.2.2 Within sixty (60) days after the Closing, Seller shall deliver to Purchaser a report (the "Final Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of Purchase Price as provided on Schedule 3.1., accompanied by
                                               --------
appropriate documentation supporting such determination, including an unaudited balance sheet of SDCW and Seller as of the Closing (which balance sheet will be prepared in accordance with GAAP) and any other document that was required to be included with the Preliminary Report to the extent any change to the information included in such document shall have occurred. Purchaser shall provide Seller with reasonable access to all books and records which Purchaser has in its possession and which are reasonably necessary for Seller to prepare the Final Report.

              3.2.3 Within thirty (30) days after receipt of the Final Report, Purchaser shall give Seller written notice of Purchaser's objections, if any, to the Final Report. If Purchaser does not give any such notice within such 30-day period, the determination of the Purchase Price set forth in the Final Report shall be conclusive and binding on the parties. If Purchaser gives notice of any objection, Seller and Purchaser shall negotiate in good faith to resolve all issues in dispute for a period of fifteen (15) days following receipt of such notice of objection. If the parties resolve all disputed issues within such 15-day period, Seller shall promptly thereafter prepare and deliver to Purchaser a statement reflecting the final determination of the Purchase Price. If at the end of such 15-day period, all disputed issues are not resolved, all issues remaining in dispute shall be submitted for determination by KPMG Peat Marwick or such other nationally recognized accounting firm selected jointly by Purchaser and Seller having experience in accounting for companies engaged in water distribution, who shall be directed to make such determination within thirty (30) days after submission to it and whose determination shall be conclusive and binding on the parties. Seller, on the one hand, and Purchaser, on the other, shall bear equally the fees and expenses payable to such firm in connection with its determination. (The Purchase Price determined in accordance with this Section may be referred to as the "Final Purchase Price.")

         3.3  Payment of Purchase Price.
              -------------------------

              3.3.1 At the Closing on the Closing Date, Purchaser shall pay to Seller the Preliminary Purchase Price.

              3.3.2 After the final determination of the Final Purchase Price pursuant to Section 3.2.3, any payment on account of the Final Purchase Price required to be made by (i) Seller to Purchaser, or (ii) Purchaser to Seller, together with interest on the amount required to be paid at the rate specified by Section 14.11 from the Closing Date to the date of payment, shall be paid within three Business Days after the final determination of the Final Purchase Price.

         3.4  Good Funds.  All amounts payable by Purchaser to Seller pursuant
              ----------
to Sections 3.2 and 3.3 hereof shall be paid by the wire transfer of immediately available United States funds.

Section 4.   Assumed Liabilities and Excluded Obligations.
- ---------    --------------------------------------------

         4.1  Assumed Obligations.  On and after the Closing Date, Purchaser,
              -------------------
or its successor and permitted assigns, shall assume, perform, pay and satisfy the following liabilities, obligations, contracts and commitments of Seller relating to or arising from the Assets (collectively referred to herein as "Assumed Obligations"):

              i. Liabilities and reserves recorded in the Financial Statements of Seller relating to the Assets;

              ii. Liabilities and obligations arising under or related to those Contract Rights (including, without limitation, the contracts related to the developments known as Las Campanas, Summit and Tano which are identified on Schedule 4.1) which are assigned at Closing, and which are recorded in the
   ------------
Financial Statements of Seller as of the Closing Date or arise after the Closing Date;

              iii. Liabilities and obligations, whether present or future, related to the Water Rights and requirements placed thereon by the New Mexico State Engineer relating to the offset obligations for the Buckman Well Field or obligations imposed in water adjudication suits all as referenced in
Section 5.16.3; and

              iv. Liabilities and obligations arising from or related to the ownership of the Assets after the passage of title and risk of loss on the Closing Date in accordance with Section 9.3 or the conduct of the Business after the Closing, including without limitation, liabilities for personal injury and property damage, provided that all of the material facts and circumstances giving rise to such liabilities and obligations first arose after the Closing Date and that Seller has made any disclosure required hereunder related to the same and is not in breach of any representation, warranty or covenant related to the same.

         4.2  Excluded Obligations.  Except as expressly set forth in
              --------------------
Section 4.1, neither Purchaser nor any of its successors or assigns shall assume or become obligated to pay any claim, debt, obligation or liability, of any kind or nature (known or unknown, accrued, contingent or absolute) of Seller, whether or not incurred or accrued in connection with the operation of the Business or Assets, which Excluded Obligations include, but are not limited to:

              i. Liabilities for personal injury or property damage related to the Assets or Business occurring prior to the Closing Date;

              ii. Accumulated and deferred investment tax credits or accumulated and deferred income tax liabilities of Seller;

              iii. Liabilities and obligations, including any pending or contingent liabilities or obligations, to System Employees;

              iv. Intercompany accounts payable to Seller and its subsidiaries which shall be appropriately eliminated and settled on or prior to the Closing Date;

              v. Liabilities arising from all litigation and claims resulting from any act or omission by Seller or employees of Seller with respect to the Assets or operation of the Business that occurred prior to the Closing Date;

              vi. Benefits and liabilities under and pursuant to Company Plans for present or former employees of Seller;

              vii. Collective bargaining agreements between Seller and the International Brotherhood of Electrical Workers or any union or bargaining agent acting on behalf of System Employees;

              viii. Other obligations and liabilities of Seller (y) which arise from the Assets or the Business, but which Purchaser is not assuming pursuant to Section 4.1, or (z) which are unrelated to the Assets or the Business;

              ix. any federal, state or local tax liability (or any interest or penalties thereon) of Seller or any affiliated group of corporations within the meaning of Section 1504 of the Code, of any nature, except pursuant to Sections 9.2 and 11.4.1 (it being specifically recognized that Seller is solely responsible for all income taxes of Seller related to the Transactions);

              x.   obligations of Seller under or arising out of this Agreement;

              xi. subject to the limitations set forth in Section 13.1, any liabilities or obligations, the existence of which constitute a breach of the representations or warranties of Seller contained in this Agreement; and

              xii. any liabilities or obligations which, in accordance with GAAP, would be required to be recorded as liabilities on the Financial Statements but which are not so recorded.

Section 5.     Representations and Warranties of Seller.  Seller represents and
- ---------      ----------------------------------------
warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         5.1  Organization and Qualification.  Seller is a New Mexico
              ------------------------------
corporation duly organized, validly existing and in good standing under the laws of New Mexico and has all requisite corporate power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or registered to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification or registration necessary, except any such jurisdiction where the failure to be so qualified or registered and in good standing would not have a material adverse effect on the Assets or Business or on the validity, binding effect or enforceability of this Agreement.

         5.2  No Breach or Violation.  Subject to obtaining the consents,
              ----------------------
authorizations and approvals described on Schedule 5.2 ("Seller's Required
                                          ------------
Consents"), the execution, delivery and performance of this Agreement by Seller and the consummation of the Transactions will not: (a) violate any provision of Seller's Articles of Incorporation or Bylaws; (b) violate any Legal Requirement applicable to Seller, the Business or any of the Assets; (c) require any consent, approval or authorization of or any filing with or notice to, any Person pursuant to any Governmental Permit, any Contract Rights, or any Legal Requirement applicable to Seller, the Business or any of the Assets; or (d) (i) violate, conflict with or constitute a breach of or default under,
(ii) permit or result in the termination, suspension or modification of,
(iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Contract Rights, Governmental Permit or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of its assets are bound except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, and such consents, approvals, authorizations, filings or notices the failure of which to be obtained, made or given would not, individually or in the aggregate, have a material adverse effect on the Assets, Business or Seller or on the right of Purchaser to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted (a "Material Adverse Effect").

         5.3  Authority and Validity.  Subject to Section 5.2, the execution
              ----------------------
and delivery by Seller of, and the performance by Seller of its obligations under, this Agreement, and the consummation by Seller of the Transactions, have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity.

         5.4  Assets and Business Generally.  Seller has exclusive, good and
              -----------------------------
marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) the Assets (other than the Real Property and Water Rights, as to which the representations and warranties in Sections 5.6 and 5.16, respectively, apply). The Assets are free and clear of all Encumbrances, except (i) Permitted Encumbrances, and (ii) restrictions stated in the Governmental Permits. The Assets are all of the assets owned by or leased to Seller and necessary to conduct the Business substantially as it is currently conducted and in compliance with all Legal Requirements.

         5.5  Equipment.  Except for Equipment leased under leases described on
              ---------
Schedule 1.1.19B, none of the Equipment is leased by Seller from any other
- ----------------
Person. Taken as a whole, the Equipment that is material to the conduct of the Business as it is currently conducted is in good operating condition.

         5.6  Real Property.
              -------------

              5.6.1 All of the Assets comprising the Real Property/Urban, the Real Property/Watershed and the Major Easements are described on Schedule
                                                                 --------
1.1.38A or Schedule 1.1.38B. Seller owns good, marketable and indefeasible fee
- -------    ----------------
simple title to the Real Property/Urban shown as being owned by Seller on
Schedule 1.1.38A and the valid and enforceable right to use and possess the
- ----------------
Real Property/Urban, Real Property/Watershed and the Major Easements, all as currently used and possessed by Seller in the Business, subject only to Permitted Encumbrances. Seller has valid leasehold interests in the Real Property/Urban, Real Property/Watershed and Major Easements leased by Seller pursuant to written leases described on Schedule 1.1.38B. With respect to any
                                        ----------------
Real Property that is not Real Property/Urban, Real Property/Watershed or Major Easements that is material to the conduct of the Business as it is currently conducted, Seller has the valid and enforceable right to use such Real Property as it is currently used by Seller in the Business pursuant to Governmental Permits described on Schedule 1.1.29 and easements, licenses,
                                  ---------------
right-of-way or other rights described on Schedule 1.1.14 or Schedule 1.1.29,
                                          ---------------    ---------------
subject only to Permitted Encumbrances. The documents delivered by Seller to Purchaser as evidence of each lease, easement, license, right-of-way or other right that is material to the conduct of the Business as it is currently conducted constitute the entire agreement with the landlord, grantor or other party in question. For purposes of the representations set forth in this
Section 5.6.1, all matters which will be shown on the title insurance commitment to be furnished to Purchaser pursuant to Section 7.3.1 (unless and until deleted therefrom) and all matters disclosed by the surveys and other documents to be furnished to Purchaser pursuant to Section 7.2 (unless and until removed or cured by Seller) are Permitted Encumbrances.

              5.6.2 Seller has no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Real Property/Urban, Real Property/Watershed, or Major Easements other than as set forth in Schedule
                                                                  --------
1.1.38B. Except as otherwise noted on Schedule 1.1.38B, (i) each of the leases
- -------                               ----------------
is valid and subsisting and in full force and effect, has not been amended, modified or supplemented, and the tenant, licensee or occupant thereunder is in actual possession, (ii) the copies of the leases delivered to Purchaser constitute the entire agreements between the owner of the Real Property/Urban, Real Property/Watershed and Major Easements and Seller with respect to the Real Property/Urban, Real Property/Watershed and Major Easements referred to therein, and (iii) no written notice of default or breach under any such leases or other agreements relating to the Real Property/Urban, Real Property/Watershed and Major Easements has been received or given by Seller or its agents. Seller is not in arrears for the payment of rent for any month preceding the month of the date of this Agreement, and Seller has not received any notice to vacate.

              5.6.3  Except as provided in Schedule 5.6.3, no Person has any
                                           --------------
right or option granted by or through Seller to acquire the Real Property, or any part thereof or interest therein.

              5.6.4 No brokerage or leasing commission or other compensation is or will be due or payable on or after the Closing to any person, firm, corporation or other entity (including Seller or any affiliate of Seller) with respect to or on account of any of the Real Property or any extensions or renewals of any leases, licenses or rights of occupancy thereon.

              5.6.5 Seller has performed all of Seller's obligations (including the payment of all sums due to third parties) which obligations have accrued as of the date hereof under the leases and under all other agreements relating to the Real Property, except for amounts not yet due.

              5.6.6 Seller has no Knowledge of any pending or threatened condemnation or eminent domain proceedings which would directly affect any of the Real Property.

              5.6.7 Utility services to the Real Property/Urban, Real Property/Watershed and Major Easements, including, but not limited to, water, sewer, telephone, electric and gas, are being provided in sufficient quantities to permit the use and occupation of the Real Property/Urban, Real Property/Watershed and Major Easements for the intended use, but only as currently used and occupied by Seller. Nothing in the preceding sentence shall imply the availability of any utility service at any location unless that service is currently used by Seller at such location.

              5.6.8 To Seller's Knowledge the Improvements are free from infestation by termites and any damage from previous termite infestation.

              5.6.9 To Seller's knowledge, Seller is not in material violation of any specific requirement or recommendation received from any insurance company insuring the Improvements, the violation of which may pose a hazard or materially and adversely affect the insurability of the Improvements.

              5.6.10 The Major Easements are all easements and rights-of-way held by Seller for use in the Business (i) which burden real property which is not a public way or which is not owned or controlled by a Governmental Authority, (ii) which are evidenced by written instruments of conveyance to Seller or its predecessors, and (iii) on which any transmission or distribution lines, valves, or related equipment eight (8) inches in diameter or larger, tank, reservoir, booster pump or well comprising a part of the Water Transmission and Distribution Facilities is located.

         5.7  Environmental Matters.
              ---------------------

              5.7.1  Except as disclosed on Schedule 5.7.1A, Seller has not
                                            ---------------
generated, released, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any of the Assets, or discharged any Hazardous Substances from any of the Assets into any body of water, directly or indirectly, in such quantities or concentrations or in such manner as will give rise to a liability under any Environmental Law, and, to the Knowledge of Seller, no other present or previous owner, tenant, occupant or user of any of the Assets has committed or suffered any of the foregoing. Except as disclosed on Schedule 5.7.1B, to the Knowledge of Seller, no release
                       ---------------
of Hazardous Substances outside any of the Assets owned or leased by Seller has entered or threatens to enter any such Assets, nor is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any such Assets. Except as disclosed on Schedule
                                                                --------
5.7.1C, no claim or investigation based on Environmental Laws which relates to
- ------
any of the Assets or any operations on such Assets, (i) has been asserted or conducted in the past or is currently pending against or with respect to the Seller, the Assets or the Business, or (ii) to the Knowledge of Seller is threatened or contemplated.

              5.7.2  To the Knowledge of Seller, and except as disclosed on
Schedule 5.7.2, (i) no underground storage tank is currently or has ever been
- --------------
located on any Real Property owned or leased by Seller (ii) no Assets owned or leased by Seller have been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any Real Property contains friable asbestos, and (iv) there are no incinerators, septic tanks or cesspools on any Real Property and all waste generated thereon is discharged into a public sanitary sewer system or otherwise in accordance with applicable Legal Requirements. As to Real Property other than Real Property/Urban and Real Property/Watershed, the representations set forth in this Section 5.7.2 are based only on Seller's actual knowledge without any investigation or inquiry by Seller.

              5.7.3 Seller has disclosed to Purchaser (i) all studies, reports, surveys or other materials in its possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting any of the Assets, (ii) all notices or other materials in the possession of Seller that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of any of the Assets or activities at any of the Assets, and
(iii) all materials in the possession of Seller relating to any claim, allegation or action by any private party under any Environmental Law with respect to any of the Assets.

              5.7.4  Except as disclosed on Schedule 5.7.1B without any
                                            ---------------
modifications, alterations or additional expenditures, the Assets are and will on the Closing Date be capable of delivering finished water which complies with all applicable Legal Requirements, including without limitation the requirements of the Federal Safe Drinking Water Act except those secondary standards as to which compliance is not mandatory.

              5.7.5 To the Knowledge of Seller and except as disclosed on
Schedule 5.7.5, the full exercise of the Water Rights has not resulted in any
- --------------
violation of any Legal Requirements or Governmental Permits concerning water quality, and will require no Governmental Permit or other permit or approval related to water quality other than those which Seller presently possesses and which will be assigned to the City.

         5.8  Compliance with Law; Governmental Permits.
              -----------------------------------------

              5.8.1  Except as disclosed on Schedule 5.8.1, the ownership,
                                            --------------
leasing and use of the Assets as they are currently owned, leased and used and the conduct of the Business as it is currently conducted do not violate any Legal Requirement, which violation, individually or in the aggregate, would have a Material Adverse Effect, and Seller has received no notice claiming such a violation.

              5.8.2  Schedule 1.1.29 and 1.1.44 list all Governmental Permits
                     -------------       ------
that are held by Seller with respect to the use or operation of the Assets or the conduct of the Business, complete and correct copies of which have been delivered to Purchaser. To Seller's Knowledge, no other consents, certificates, approvals or other findings of any Governmental Authority are necessary to conduct the Business as it is currently being conducted or to use the Assets as they currently are, or are intended to be, used. The Governmental Permits are currently in full force and effect and are valid under applicable Legal Requirements according to their terms and are all the certificates, franchises, licenses as are necessary, taken as a whole, for the conduct of the Business. There is no legal action, governmental proceeding or investigation, pending or, to Seller's Knowledge, threatened, to terminate, suspend or modify any Governmental Permit and Seller is in compliance in all material respects with the terms and conditions of the Governmental Permits. Without limiting the generality of the foregoing sentence, and except as disclosed in this Agreement, the operation of the Business has been, and is, to Seller's Knowledge, in compliance with all statutes, rules, and regulations, whether state, local or federal.

         5.9  Patents, Trademarks and Copyrights:  The ownership and operation
              ----------------------------------
by Seller of the Business, as presently owned and operated, and the use of the Assets as they currently are, or are intended to be, used does not infringe upon or conflict in any respect with trademark, tradename, brand name or copyright of any other persons and, to the Knowledge of Seller, no other person or entity is infringing any of Seller's trademarks, tradenames or brand names.

         5.10 Contract Rights.
              ---------------

              5.10.1 Schedule 1.1.14 attached hereto lists all Contract Rights
                     ---------------
(except Non-Material Contracts), complete and correct copies of which (or in the case of oral contracts, agreements or arrangements, complete and correct summaries of which) as currently in effect, have been provided to the Purchaser. Except as described on Schedule 1.1.14 and except for Non-Material
                                  ---------------
Contracts and agreements which have been fully performed by all parties thereto, Seller is not a party to or bound by any agreement, contract, lease, easement, rights-of-way agreement or commitment of any kind, oral or written, formal or informal. Without limiting the terms of the first sentence of this
Section 5.10.1, Schedule 1.1.14 lists:
                ---------------

              i. any agreement or arrangement (or group of related agreements or arrangements) for the lease of any Assets by Seller from or to a third party or involving the grant by or to Seller of a right to occupy or use any Assets or any other property (whether Seller is the lessor, lessee, sublessor or sublessee);

              ii. any agreement or arrangement concerning a partnership or joint venture between or among Seller relating to the Business or the Assets and any other Person or Persons;

              iii. any agreement or arrangement (or group of related agreements or arrangements) under which Seller has created, incurred, assumed or guaranteed indebtedness relating to the Business or the Assets or under which any Encumbrance has been imposed (or may be imposed) on any Asset;

              iv. any agreement or arrangement concerning confidentiality or restricting in any way the right of Seller or its successors or assigns to conduct the Business or any other business;

              v. any agreement or arrangement under which the consequences of a default or termination by any party might reasonably be expected to have a Material Adverse Effect (including Non-Material Contracts);

              vi. any agreement or arrangement not made in the ordinary course of the Business;

              vii. any currently effective power-of-attorney or similar instrument granted by Seller relating to the Business or the Assets;

             viii. any easement or rights-of-way agreement;

              ix.  any distribution arrangement;

              x. any agreement for the future purchase or delivery of goods or rendition of services;

              xi.  any agreement or arrangement relating to Intangibles;

              xii. any consulting agreement;

             xiii. any franchise agreement;

              xiv. any line extension agreement or other agreement relating to present or future provision of water services or capacity in the water system;

              xv. any bond, guaranty, warranty or repair agreements now existing and outstanding concerning the Assets or any part thereof, including, without limitation, any bond, guaranty, warranty or repair agreement (including any fidelity bonds) relating to construction, use, maintenance occupancy, or operation of the Improvements or the Equipment, subject to any limitation contained in each such bond, guaranty, warranty or repair agreement;

              xvi. any unrecorded agreements, including any deposits made thereunder; and

              xv. any other agreement or arrangement that is related to the conduct of the Business as it is currently conducted or use of the Assets as they are currently, or intended to be, used.

              5.10.2 Except as described on Schedule 1.1.14, each Contract Right
                                            ---------------
(other than Non-Material Contracts related to defaults by customers in the payment of their obligations to Seller) is in full force and effect. Seller is not in breach or default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Contract Rights which would have a Material Adverse Effect. Seller has not taken any action or failed to take any action which, with or without the giving of notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration under any Contract Rights. To Seller's Knowledge and except with respect to Non-Material Contracts, no other Person is in breach or default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any Contract Rights, or has taken any action or failed to take any action which, with or without the giving of notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration under any Contract Rights.

         5.11 Financial Statements.  Seller has delivered to Purchaser correct
              --------------------
and complete copies of SDCW's (a) unaudited balance sheets and related statements of income, as of December 31, 1991 and December 31, 1992, and for the years then ended, and (b) an unaudited balance sheet as of September 30, 1993, and the related unaudited statement of income for the nine-month period then ended (collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present Seller's financial position with respect to the Business or Assets, results of operations and changes in financial position as of the dates and for the periods indicated with respect to the Business or Assets, subject only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Seller did not have as of the date of such balance sheet any liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for taxes or unusual forward or long-term commitments), which was or reasonably could be expected to be material to the Business, or to results of operations or financial condition of Seller with respect to the Business, nor does any aspect of the Business form a basis for any claim by a third party which, if asserted, could result in a liability not disclosed by or reserved against in such balance sheet. For purposes of the preceding sentence, the terms "liabilities" and "obligations" refer only to those liabilities and obligations which are specific credits or deductions against the Purchase Price pursuant to Schedule 3.1 and
                                                             ------------
which will become Assumed Obligations at Closing. Since the date of the most recent balance sheet included in the Financial Statements (i) the Business has been operated only in the ordinary course consistent with past practices, (ii) Seller has not sold or disposed of any assets related to the Business with an aggregate value, as recorded on Seller's books, of more than $25,000, other than in the ordinary course of business, (iii) Seller has not declared or paid any dividend on, or made any other distribution from the Assets in respect of any shares of common stock, (iv) Seller has not sustained or incurred any loss, damage or destruction (whether or not insured against) which has interfered with or affected, or may interfere with or affect, the operation of the Business, the condition of the Assets or the performance of Seller's obligations under this Agreement, (v) there has been no material adverse change in or with respect to the financial condition, operations, business, prospects, rights, properties, assets or liabilities with respect to the Business or the Assets or the performance of Seller's obligations under this Agreement, (vi) Seller has not mortgaged or pledged or subjected to any Encumbrance, other than Permitted Encumbrances, any of the Assets, (vii) Seller has not canceled any debts or claims owed to it related to the Business or the Assets, (viii) except as permitted or required by GAAP, Seller has not changed any accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates), (ix) Seller has not made or authorized any capital expenditure in excess of $5,900,000 related to the Assets or Business,
(x) Seller has not waived any right material to the operation of the Business or Assets, or any other transaction, agreement or event outside the ordinary course of Business, (xi) Seller has not agreed to do any of the items set forth in clauses (ii) through (x), or (xii) no event has occurred which has had, or reasonably could be expected to result in, a Material Adverse Effect to the Assets, the Business or the performance of Seller's obligations under this Agreement. All of the accounts, notes and other receivables related to the Assets or Business which are reflected in the Financial Statements were acquired by Seller in the ordinary course of business. To Seller's Knowledge, except to the extent of the reserve provided for in the Financial Statements, all of the accounts, notes and other receivables related to the Business which are reflected in the Financial Statements should, if diligently pursued, be collected in full in the ordinary course of business based upon past business practices of Seller.

         5.12 Legal Proceedings.  Except as set forth on Schedule 5.12, there
              -----------------                          -------------
is no unsatisfied judgment or order outstanding, or any action, suit or proceeding against Seller, the Assets, or the Business, or investigation of Seller, the Assets or the Business by or before any Governmental Authority or any arbitration pending, or to the Knowledge of Seller, threatened, involving or affecting all or any part of the Business or the Assets or the ability of Seller to perform its obligations under this Agreement.

         5.13 Tax Returns:  Other Reports.  Except as described on Schedule
              ---------------------------                          --------
5.13, (i) Seller has duly and timely filed in proper form all income, franchise,
- ----
sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) required to be filed with the appropriate Governmental Authority; (ii) all taxes, fees and assessments of any nature due and payable by Seller to any Governmental Authority have been paid, and (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign tax to which Seller or any Asset is or may be subject and except as disclosed on
Schedule 5.13, there are no tax audits or investigations pending by or before
- -------------
any Governmental Authority with respect to any such tax. Seller has delivered to Purchaser a copy of the property tax bills with respect to the Assets, including the Real Property, for the most recent three tax years. There are no proceedings to which Seller is a party presently pending for the reduction or increase of the assessed value of any of the Assets, including Real Property, and to the Knowledge of Seller there is no such proceeding pending to which Seller is not a party.

         5.14 Employment Matters.
              ------------------

              5.14.1 Seller has not failed to comply in all material respects with all Legal Requirements relating to the employment of labor, including any such Legal Requirements arising with respect to the consummation of the Transactions by Seller, ERISA, continuation coverage requirements with respect to group health plans and requirements relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes, which failure to comply would result in a Material Adverse Effect to the

Business or any Assets in the hands of Purchaser or the ability of Seller to perform its obligations under this Agreement.

              5.14.2 There are no labor controversies pending or, to the Knowledge of Seller, threatened by any employees of Seller which would result in a Material Adverse Effect to the Business or any Assets in the hands of Purchaser or the ability of Seller to perform its obligations under this Agreement.

              5.14.3 The consummation of the Transactions, including, but not limited to, the transfer of the Assets, shall not violate any contract with any labor organization or with or for the benefit of any employee of Seller, and shall not violate any Legal Requirement related to employment obligations of Seller, including, without limitation, the Worker Adjustment and Retraining Notification Act.

              5.14.4 Seller has not contributed to, and has not been required to contribute to, any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). Seller does not, with respect to System Employees, have any liability (including withdrawal liability) under any multi-employer plan. Seller has not (i) incurred in connection with the termination of any Company Plan (and does not have any knowledge of any event or circumstance that would be reasonably likely to cause) any liability to the Pension Benefit Guaranty Corporation ("PBGC"), (ii) terminated any Company Plan in a manner which might result in the imposition of an Encumbrance on any of the Assets, (iii) incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) with respect to any Company Plan, whether or not waived, or (iv) been the subject of a "reportable event" (as defined in Section 4043 of ERISA) with respect to any Company Plan, as to which a report or notice would be required to be filed with the PBGC. To the Knowledge of Seller, each Company Plan has been administered in material compliance with the terms of such Company Plan and applicable Legal Requirements. To the Knowledge of Seller, here are no facts relating to any Company Plan that (i) have resulted or could result in a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA or have resulted or could result in the imposition of an excise tax pursuant to Section 4975 of the Code or a civil penalty pursuant to Section 502 of the Code, (ii) have resulted or could result in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in a material liability (whether or not asserted as of the date hereof) of Seller or any Affiliate of Seller pursuant to Title IV of ERISA. There is no litigation, arbitration, governmental or other proceeding, investigation or claim pending, or to the Knowledge of Seller, threatened, with respect to any Company Plan or with respect to any fiduciary, administrator or sponsor (in its capacity as such) of any Company Plan (other than routine claims for benefits). To the Knowledge of

Seller, Seller has no liability under any Company Plan or "welfare plan" as defined by Section 3(1) of ERISA to any "leased employee" as defined in Section 414(n) of the Code. To the Knowledge of Seller, except as described in Schedule
                                                                        --------
1.1.13, full payment or accrual as of the Closing Date will have been made of
- ------
all amounts which Seller is required, under the terms of any fully insured employee plans which are "welfare plans" as defined in Section 3(1) of ERISA, to have paid as contributions or premiums with respect to such Employee Plans as of the Closing Date. Except as listed on Schedule 5.14.4, there is no Person who
                                       ---------------
is part of the same controlled group as, or is under common control with, Seller within the meaning of Section 414(b) or (e) of the Code.

         5.15 Finders and Brokers.  Seller has not employed any financial
              -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the Transactions for which Purchaser could be liable.

         5.16 Water Transmission and Distribution Facilities and Water Rights.
              ---------------------------------------------------------------

              5.16.1 All of the Water Transmission and Distribution Facilities (except fire hydrant threads) were designed, installed and maintained in accordance with generally accepted design, construction and installation standards and practices applicable at the time; and, except as disclosed in the reports described in Schedule 5.16.1, Seller has no Knowledge that any property,
                     ---------------
plant, pipeline, system or any other property to be conveyed hereunder requires replacement or repair, except as required in the course of routine maintenance and repair activity. A list of all of the most recent inspections of Seller's Water Transmission and Distribution Facilities are set forth on Schedule 5.16.1
                                                                ---------------
and copies of such inspections have been delivered to Purchaser. Seller has delivered full and complete copies of all reports or copies thereof in Seller's possession, which are necessary for operation of the Business and Water Transmission and Distribution Facilities, including, but not limited to, the reports listed on Schedule 5.16.1.
                  ---------------

              5.16.2 The Water Rights described in Schedule 1.1.75, the
                                                   ---------------
contractual rights to water under the San Juan-Chama Contract and the related contracts described in Section 5.16.3(A)(6), and the Water Transmission and Distribution Facilities represent all the water rights and water diversion, storage and conveyance facilities held by Seller and used in connection with the Business, except for the Hagerman Rights and Pino and La Cienega Ditch Claims.

              5.16.3

              (A) Subject to the supervision, administration and regulation of the appropriation and beneficial use of water pursuant to the Water Rights by the New Mexico State Engineer Office ("SEO") under the constitution and laws of the State of New Mexico, to New Mexico law and to the further conditions, limitations and qualifications stated below:

              (1) Seller is the sole owner or lessee of record in the Office of the SEO of the Water Rights set forth in Schedule 1.1.75;
                                             ---------------

              (2)  The "Buckman Rights" (so identified on Schedule 1.1.75),
                                                          ---------------
governed by Permit No. RG-20516, et al., provide Seller with a valid legal right
                                 -- --
to divert 10,000 acre feet of water per year, subject to the operation of New Mexico law and conditions of approval set forth in Permit No. RG-20516, and in particular to the condition of approval requiring offset as more specifically described in Schedule 5.16.3-A;
             -----------------

              (3)  The "Valley Rights," (so identified on Schedule 1.1.75),
                                                          ---------------
provide Seller with offset rights pursuant to the condition of the Buckman permit set out in Schedule 5.16.3-A in the amount of 261.78 acre feet per year
                  -----------------
(diversion), subject to the operation of New Mexico law and the terms and conditions of the permits or assignments creating or assigning the Valley Rights;

              (4)  The "Pojoaque/Tesuque Rights" (so identified on Schedule
                                                                   --------
1.1.75), provide Seller with offset rights pursuant to the condition of the
- ------
Buckman permit set out in Schedule 5.16.3-A in the amount of 151.39 acre feet
                          -----------------
per year (diversion), subject to the operation of New Mexico law and the terms and conditions of the leases, permits, declarations, decrees or assignments creating, recognizing or assigning the Pojoaque/Tesuque Rights (which leases, permits, declarations, leases or assignments are, to the extent of Seller's Knowledge, listed on Schedule 5.16.3-C), to the SEO's acceptance of the full 3.0
                     -----------------
acre feet of Subfile 4.47, and to the adjudication of these rights in the case of State of New Mexico ex rel. State Engineer v. Aamodt, (D.N.M. No. 6639-M
   ----------------------------------------------------
Civil) (herein "Aamodt");
                ------

              (5) The "Santa Fe River and Santa Fe Basin Rights," (so identified on Schedule 1.1.75), provide Seller with a valid legal right to divert 4966.94 acre feet of groundwater and 5040.54 acre feet of surface water per year, subject to the operation of New Mexico law and the terms and conditions of the permits, decrees, licenses, or assignments creating or assigning said rights, to the adjudication of the rights in the case of Anaya v.
                                                                        --------
Public Service Co. of New Mexico (First Judicial District Cause No. 43347)
- --------------------------------
(herein "Anaya"), and to the outcome of permit applications
         -----
to be made to the SEO related to the transfer of rights of the Two Mile Dam and Reservoir.

              (6) Seller has contractual rights to San Juan-Chama water (which do not appear on Schedule 1.1.75 because they are contractual rights to the use
                 ---------------
of water), subject to the operation of New Mexico law, as follows:

              (a) Seller, Buyer, the County of Santa Fe and the United States, Department of Interior, Bureau of Reclamation have entered into a contract, dated November 23, 1976 (amended August 3, 1979), for the combined purchase of 5605 acre feet per year of San Juan-Chama water (of which Seller has rights to 5,230 acre feet per year) through December 31, 2016 (the "San Juan-Chama Contract"). Seller warrants and represents that the San Juan-Chama Contract has been duly executed by it, and that the rights and obligations inure to, and are binding on, Seller, and, to Seller's Knowledge, the United States Bureau of Reclamation and Santa Fe County.

              (b) Seller and Santa Fe County have entered into a contract, dated December 14, 1993, for the management of San Juan-Chama water ("Management Contract"). Seller warrants and represents that the Management Contract has been duly executed by it, and that the rights and obligations inure to, and are binding on, Seller, and to Seller's Knowledge, Santa Fe County.

              (c) Seller and the City of Albuquerque have entered into a letter agreement, dated December 14, 1993, for the storage of San Juan-Chama water in Abiquiu Reservoir ("Abiquiu Storage Contract"). Seller warrants and represents that the Abiquiu Storage Contract has been duly executed by it, and that the rights and obligations inure to, and are binding on, Seller, and, to Seller's Knowledge, the City of Albuquerque.

              (d) Seller and the Middle Rio Grande Conservancy District have entered into a contract, dated April 26, 1988, for the storage of San Juan-Chama water in El Vado Reservoir ("El Vado Storage Contract"). Seller warrants and represents that the El Vado Storage Contract has been duly executed by it, and that the rights and obligations inure to, and are binding on, Seller, and, to Seller's Knowledge, the Middle Rio Grande Conservancy District.

              (e) Seller and the Middle Rio Grande Conservancy District ("MRGCD") have entered into an agreement, dated April 27, 1993, concerning management of the storage of San Juan-Chama water in El Vado Reservoir ("El Vado Management Agreement"). Seller warrants and represents that the El Vado Management Agreement has been duly executed by it, and that the rights and obligations inure to, and are binding on, Seller, and, to Seller's knowledge, the MRGCD.

              (7)  Each of the Water Rights as set forth in Schedule 1.1.75,
                                                            ---------------
except for the dedications as set forth in Section 5.16.6, has been put to beneficial use, and has been diverted in the amounts as set forth in Schedule
                                                                     --------
5.16.3-B.
- --------

              (8) To the Knowledge of Seller, (i) assuming that potential claims regarding diversions under portions of SEO Declaration 01278, which Seller has disclosed to Purchaser, are resolved favorably to Seller, there have been no unauthorized changes in points of diversion for any of the Water Rights described on Schedule 1.1.75; (ii) there has been no unauthorized storage of
             ---------------
water for any  of the Water Rights described on Schedule 1.1.75; (iii) there
                                                ---------------
have been no unauthorized changes in places of use for any of the Water Rights described on Schedule 1.1.75, which are exercised in accordance with applicable
             ---------------
declarations, permits, licenses, decrees and policies accepted by the State Engineer; and (iv) there have been no unauthorized changes in purpose of use for any of the Water Rights described on Schedule 1.1.75.
                                         ---------------

              (B) To the Knowledge of Seller, water is available and can reasonably be expected to continue to be available for appropriation and beneficial use pursuant to the Water Rights described on Schedule 1.1.75 and
                                                         ---------------
the San Juan-Chama Contract in sufficient quantities to satisfy the current annualized customer and reserve margin requirements of the Business. For purposes of Seller's representation in the preceding sentence, Seller and Purchaser stipulate and agree that the current annualized customer and reserve margin requirements of the Business are 13,969.46 acre feet per year (water produced during 1993 plus 20 percent reserve margin), and Seller, with Purchaser's consent, has assumed that: (i) hydrologic conditions will not differ from those actually observed in the period since January 1, 1969 (the "Historic Period"); (ii) physical plant, equipment and facilities will be maintained which are adequate to appropriate the available quantity of water, including facilities able to store and divert water pursuant to Declaration 01278 from an alternative source to Two Mile Reservoir, and facilities adequate to remediate and/or blend contaminated water, where it is encountered; (iii) no natural or man-caused events, including contamination of the water supply, will occur which limit or preclude the appropriation or storage of water pursuant to the Water Rights and the San Juan-Chama Contract to the same extent and in the same manner as water could have been appropriated and stored during the Historic Period; (iv) the rights to appropriate and use water pursuant to the Water Rights, as described on
Schedule 1.1.75, and the San Juan-Chama Contract will not be restricted,
- ---------------
limited or abridged by the act of the NMSE, any court or any other Governmental Authority; and (v) the pumping of the Buckman Well system will be legally permitted and rights offsetting the effects of Buckman pumping, sufficient to meet the requirements of the Buckman permit as administered by the State Engineer, can and will be acquired.

              5.16.4 To the Knowledge of Seller, all conditions of approval which are set forth in the permits, decrees, licenses, and dedications issued by the State Engineer for the Water Rights identified on Schedule 1.1.75, and
                                                         ---------------
which are necessary to maintain the Water Rights subject thereto in good standing have been complied with.

              5.16.5 To the Knowledge of Seller, the adjudication courts in Aamodt and Anaya are courts of competent jurisdiction, and Seller has not
- ------     -----
contested the jurisdiction of either court.

              5.16.6 The surface Water Rights listed under the heading "Rio Tesuque and Rio Pojoaque Offset Rights" on Schedule 1.1.75 have, except as
                                           ---------------
expressly noted on Schedule 1.1.75, been dedicated in accordance with the
                   ---------------
applicable procedures of the New Mexico State Engineer.

              5.16.7 There are no actions, suits, claims, investigations or proceedings pending before any Governmental Authority to which Seller is a party, or, to Seller's Knowledge, threatened in writing by any Governmental Authority or private party, against or affecting the Water Rights described on
Schedule 1.1.75 or the physical or legal yield of such Water Rights, or the
- ----------------
Water Transmission and Distribution Facilities, except as described on Schedule
                                                                       --------
5.12.
- ----

              5.16.8 To the Knowledge of Seller, neither the United States Forest Service, nor any other federal or state agency, has taken any action or issued any notice of any threatened or planned action which would require the maintenance of minimum stream flow in the Santa Fe River and thereby prevent the diversion and appropriation of water by the Water Transmission and Distribution Facilities at times when the Water Rights described on Schedule
                                                                    --------
1.1.75 would otherwise have priority.
- ------

              5.16.9 To the Knowledge of Seller, neither the United States Bureau of Reclamation nor any other federal or state agency, including, but not limited to, the United States Fish and Wildlife Service, has taken any action or given written notice of any proposed action that would reduce the allocation of water to Seller as established by the San Juan-Chama Contract.

              5.16.10 To the Knowledge of Seller, no portion of the Water Rights described on Schedule 1.1.75 has been abandoned or forfeited, or is subject to a
             ----------------
claim of adverse possession, and Seller has, on a timely basis, and to the extent legally required, filed all necessary extensions of time within which to put water to beneficial use with the New Mexico State Engineer, and such extensions of time have been approved by the New Mexico State Engineer, except for (i) Seller's application for extension of time in SEO File No. RG-3767, which was timely filed and which is currently awaiting action by the State Engineer, and (ii) such additional applications as Seller may be required to make after the date of this Agreement.

              5.16.11 Except as set forth on Schedule 5.16.11, Seller has not
                                             ----------------
received actual notice, in writing, of any claims or actions related to the exercise of rights pursuant to any interstate compact or international treaty that may diminish the amount of water available for diversion or use pursuant to the Water Rights described on Schedule 1.1.75.
                              ---------------

              5.16.12 Except as set forth on Schedule 9.9, to the Knowledge of
                                             ------------
Seller, no action has been taken or has been threatened or proposed in writing by the State Engineer or any other Governmental Authority which would result in the restriction of storage of the Water Rights described on Schedule 1.1.75, to
                                                            ---------------
the extent that such Water Rights are authorized for storage by the State Engineer.

              5.16.13 Except for Permitted Encumbrances, the terms and conditions of the permits, decrees, leases, licenses, assignments, declarations, or dedications creating, dedicating or assigning the Water Rights described on Schedule 1.1.75, and encumbrances arising from or related
                    ---------------
to the dedication of the Water Rights to the service of the public, including, but not limited to, the conditions and restrictions set forth in the 1980 Quitclaim Deed from Purchaser to Seller, there exist no liens, encumbrances, supply agreements, transfer agreements, other contracts or agreements, assignments, easements or leases encumbering the use of the Water Rights described on Schedule 1.1.75 in the Business.
             ---------------

              5.16.14 Except as set forth in Schedule 5.2, and the terms and
                                             ------------
conditions of the permits, decrees, leases, licenses, assignments, declarations or dedications creating, dedicating or assigning the Water Rights described in
Schedule 1.1.75, there are no limitations or restrictions which affect the
- ---------------
transferability to the Purchaser of any of the Water Rights described on
Schedule 1.1.75 or the Water Transmission and Distribution Facilities.
- ---------------

              5.16.15 No consent to the diversion of the Water Rights described on Schedule 1.1.75, has been granted to any third party by Seller
             ---------------
or, to Seller's Knowledge, any of Seller's predecessors, except for the lease of water to Las Campanas Ltd. Partnership pursuant to a lease dated August 5, 1987.

              5.16.16 Schedule 5.16.16 lists all significant reports, studies,
                      ----------------
PUC orders, State Engineer orders, or Subfile orders in the possession of Seller relating to the legal or physical availability of water subject to the Water Rights, or the physical condition of the Water Transmission and Distribution Facilities.

              5.17  Related Party Transactions.  To the Knowledge of Seller, no
                    --------------------------
officer, director, controlling shareholder or Affiliate of Seller (i) owns, directly or indirectly, or has any interest in, any right, property or asset which is utilized or required by Seller in connection with owning or operating the Business, or (ii) has any other business relationship (as supplier, creditor, debtor, customer or otherwise) with Seller, other than their relationship as an officer, director, shareholder or Affiliate.

              5.18  Insurance.  Schedule 5.18 sets forth and describes all
                    ---------   -------------
policies of insurance which are owned or held by Seller with respect to the Business, and all of such policies of insurance are in good standing, valid and subsisting, and in full force and effect in accordance with their terms.

              5.19 Materials and Supplies.  All Material and Supplies, including
                   ----------------------
those reflected on the Financial Statements, are valued at their original cost.

              5.20 Disclosure.  No representation or warranty by Seller in this
                   ----------
Agreement, and no certificate or schedule furnished or to be furnished to Purchaser pursuant hereto, or in connection with the Closing, contains or will contain any untrue statement of material fact necessary to make the statements or facts contained herein not misleading. To Seller's Knowledge, Seller has not failed to disclose, or to make available to Purchaser, any material information in Seller's possession regarding material defects in the condition of the Assets taken as a whole.

              5.21 Regarding Purchaser's Representations and Warranties.  To
                   ----------------------------------------------------
Seller's knowledge (based only on such investigations and inquiries as have actually been made by or on behalf of Seller for purposes of this Agreement and the Transactions), no fact, event, circumstance or action exists, has occurred or is occurring which would cause any representation or warranty by Purchaser under this Agreement to be untrue or incomplete in any material respect.

Section 6.     Purchaser's Representations and Warranties.
- ---------      ------------------------------------------

     Purchaser represents and warrants to Seller, as of the date of this Agreement and as of the Closing, as follows:

         6.1  Corporate Status.  Purchaser is a municipal corporation duly
              ----------------
organized, validly existing and in good standing under the laws of the State of New Mexico, with the full power and authority to own its property and assets and to conduct its business as now, or proposed to be, conducted.

         6.2  No Breach or Violation.  Subject to obtaining the consents,
              ----------------------
authorizations and approvals described on Schedule 6.2 ("Purchaser's Required
                                          ------------
Consents"), the execution, delivery and performance of this Agreement by Purchaser and the consummation of the Transactions will not: (a) violate the Municipal Charter or Code of Purchaser; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Purchaser under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Purchaser is a party or by which Purchaser or any of its assets is bound, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, and such consents, approvals, authorizations, filings and notices the failure of which to be obtained, made or given would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or on the validity, binding effect or enforceability of this Agreement.

         6.3  Purchaser Authorizations.  Except for Purchaser's Required
              ------------------------
Consents, the performance of this Agreement and all transactions contemplated herein and therein have been duly authorized and approved by the Santa Fe City Council and all other requisite municipal agencies.

         6.4  Enforceability.  This Agreement constitutes a legal, valid and
              --------------
binding obligation of the Purchaser, enforceable in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by general principles of equity.

         6.5  Litigation.  There is no litigation or administrative proceeding
              ----------
pending or, to the Knowledge of Purchaser, threatened against Purchaser which will result in Purchaser's inability to perform its obligations pursuant to this Agreement.

         6.6  Finders and Brokers.  Except as expressly set forth in this
              -------------------
Agreement, Purchaser has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the Transactions for which Seller could be liable.

         6.7  Regarding Seller's Representations and Warranties.  To
              -------------------------------------------------
Purchaser's knowledge (based only on such investigations and inquiries as have actually been made by or on behalf of Purchaser for purposes of this Agreement and the Transactions), no fact, event, circumstance or action exists, has occurred or is occurring which would cause any representation or warranty by Seller under this Agreement to be untrue or incomplete in any material respect.


Section 7.    Seller's Covenants.
- ---------     ------------------

         7.1  Continuity and Maintenance of Operations.  Except as Purchaser
              ----------------------------------------
may otherwise agree, until the Closing:

              7.1.1 Seller shall continue to operate the Business in the ordinary course consistent with past practices (including completing line extensions, placing pipe and taps in new developments) and will use commercially reasonable efforts to keep available the services of employees employed in connection with the Business. Without limiting the generality of the foregoing, as to the Business, Seller will maintain the Assets in good condition and repair and replace any part thereof that is worn out, lost, destroyed or stolen, will maintain adequate inventories of spare Equipment consistent with past practice, will maintain insurance as in effect on the date of this Agreement, will pay its bills and obligations as the same become due, and will keep all its business books, records and files in the ordinary course of business in accordance with its past practices. Except as contemplated by this Agreement, Seller shall not incur or contract for capital expenditures relating to the Water Transmission Facilities in excess of $5,900,000 without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed.
Capital Expenditures shall be accounted for in the Purchase Price pursuant to
Schedule 3.1.
- ------------

              7.1.2 Seller shall not, without the prior written consent of Purchaser, which Purchaser shall not unreasonably withhold or delay: (i) change the rate charged for services; (ii) sell, transfer or assign any of the Assets (other than in the ordinary course of business consistent with past practice and with a value of less than $25,000 in the aggregate on Seller's books), or create or permit the creation of any Encumbrance on any Asset other than Permitted Encumbrances; (iii) permit the amendment or cancellation of any of the Governmental Permits or the Contracts Rights (other than Non-Material Contracts and those constituting Excluded Assets) which affects or is applicable to any Asset or the Business, or would impair the ability of Seller to perform its obligations under this Agreement; (iv) enter into any contract or commitment or incur any indebtedness or other liability or obligation relating to any Asset or the Business if such contract, commitment, liability or obligation is of the kind described in Section 5.10 hereof (other than in the ordinary course of business consistent with past practice and imposing an obligation on Seller of less than $25,000); (v) cancel any debts owing to Seller; or (vi) take or omit to take any action that would cause Seller to be in breach of any of its representations or warranties in this Agreement.

              7.1.3 Seller shall deliver to Purchaser correct and complete copies of monthly and quarterly financial statements and operating reports for the Business and any reports with respect to the operations of the Business for any period subsequent to the latest period covered by the Financial Statements that are prepared by or for Seller at any time before the Closing. All financial statements so delivered will be prepared in accordance with GAAP and on a basis consistent with the Financial Statements.

              7.1.4 Seller shall keep the insurance coverage at or above the level required under the PNM Indenture in full force and effect through the Closing Date. Seller shall maintain in full force and effect policies of insurance or programs of self-insurance of the same type, character and coverage as the policies currently carried with respect to the business, operations and assets of Seller. Such insurance coverage is and will be in an amount customary in the industry to cover, subject to applicable self insurance and deductibles, liabilities for personal injury or property damage occurring prior to the Closing Date. All insurance payments payable on account of loss, damage or claims relating to the Assets or Business received by Seller after the Closing Date shall inure to the benefit of and be paid to Purchaser.

              7.1.5 Seller shall use commercially reasonable efforts to preserve and protect the goodwill, business, rights, properties and assets of the Business and its relationship with the customers of the Business as a whole.

              7.1.6 Seller shall give Purchaser prompt notice of any and all Contract Rights (except Non-Material Contracts) created, and material adverse changes which occur, between the date hereof and the Closing Date with respect to the financial condition, operations, business, prospects, rights, properties, or assets or liabilities of the Business or Assets or Seller's relationship with the customers of the Business as a whole.

              7.1.7 Seller shall not merge or consolidate with any other person or entity if the same shall adversely affect the Assets or Business or alter or impair the performance of the obligations of Seller hereunder, including, but not limited to, any obligation of indemnity hereunder if the resulting person or entity does not have at least the same financial capability as Seller.

              7.1.8 Seller shall not declare, set aside or pay any dividends or make any other distributions in respect of any of its shares (except stock dividends or distributions consistent with past practices) in properties or assets of Seller other than cash;

              7.1.9 Seller shall not violate any Legal Requirement or Governmental Permit with respect to the operation of the Business which would cause a Material Adverse Effect;

              7.1.10 Seller shall proceed with reasonable diligence and use reasonable efforts to obtain Seller's Required Consents.

              7.1.11. Seller shall not cause or permit any charge or lien against the Assets or Business arising out of its relationship with its employees.

         7.2  Survey.
              ------

              7.2.1 Within 90 days after the execution of this Agreement, Seller shall deliver to Purchaser, at Seller's sole cost and expense, a current land title boundary and improvement survey of each parcel of Land constituting the Real Property/Urban, with permanent corner pins in place, certified to date, to be prepared from an on-the-ground inspection by a land surveyor licensed in the State of New Mexico, showing thereon the correct legal metes and bounds description of each parcel of Land constituting the Real Property/Urban, its proper dimensions, and any and all Improvements, ditches, waterways, reservoirs, officially designated flood plains, fence locations, easements, rights-of-way and roadways on and/or adjacent to the Real Property/Urban, together with appropriate recording identification information for such title matters of record, and certifying that no improvements situate upon, under or adjacent to the Real Property/Urban are the subject of encroachments, overlaps or overhangs except as shown on the survey. Each survey shall contain a certificate from the surveyor to Seller, Purchaser, the Title Company and any lender(s) designated by Purchaser before delivery of the survey that the survey was made on the ground, that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, fences, easements, roads or rights-of way, except as are shown on the survey, and that the survey is a true, correct and accurate representation of the applicable parcel of the Real Property/Urban. Each survey shall be in a form acceptable to the Title Company for the deletion of the standard survey exceptions relating to boundaries, easements not shown in the public records and parties in possession. Purchaser shall have until the expiration of fifteen (15) days after receipt of the last of the surveys to be provided Purchaser hereunder to examine each such survey delivered to it as provided herein. If Purchaser has any objections to any matter(s) disclosed on any one or more of the surveys, Purchaser shall notify Seller of such objections prior to expiration of such fifteen (15) day period, and Seller shall have fifteen (15) days thereafter within which to correct such matter(s) objected to. Seller shall have no obligation to correct any matter(s) to which Purchaser objects. If Seller does not so correct such matter(s) or agree to correct such matter(s) within such fifteen (15) day period, Purchaser, at its sole option, may elect either (i) to terminate this Agreement, in which event this Agreement shall be of no further force or effect except as provided in Section 12.2, or (ii) to waive the objections and to proceed to Closing in accordance with the remainder of this Agreement. Purchaser's election shall be made within five (5) days after Purchaser's receipt of written notice from Seller that any specified objectionable matter(s) will not be corrected, and Purchaser's failure to deliver notice of its election shall be deemed a waiver of such objectionable matter(s). Matters disclosed by such surveys to which Purchaser does not object or to which Purchaser waives objection shall be Permitted Encumbrances.

              7.2.2  Seller shall not be required to furnish current
surveys for the parcels of Land constituting the Real Property/Watershed, as set forth in Schedule 1.1.38A-2, and the Major Easements, as set forth on Schedule
         ------------------                                           --------
1.1.38B-1.  Seller will provide to Purchaser within ten (10) days after the
- ---------
execution of this Agreement all surveys, plats and descriptions of the Real Property/Watershed and the Major Easements which Seller has under its possession or control. Seller shall cooperate with Purchaser, from the execution of this Agreement through the expiration of Purchaser's period to review the surveys to be provided pursuant to Section 7.2.1, in Purchaser's investigation and confirmation of the boundaries of the parcels constituting the Real Property/Watershed and the Major Easements. Purchaser shall have until the expiration of fifteen (15) days after receipt of the last of the surveys to be provided Purchaser pursuant to Section 7.2.1 to complete such investigation and confirmation. If Purchaser has any objections to any matter(s) disclosed in connection with such investigation and confirmation, Purchaser shall notify Seller of such objections prior to expiration of such fifteen (15) day period, and Seller shall have fifteen (15) days within which to correct such matter(s) objected to. Seller shall have no obligation to correct any matter(s) to which Purchaser objects. If Seller does not so correct such matter(s) or agree to correct such matter(s) within such fifteen (15) day period, Purchaser, at its sole option, may elect either (i) to terminate this Agreement, in which event this Agreement shall be of no further force or effect except as provided in
Section 12.2, or (ii) to waive the objections and to proceed to Closing in accordance with the remainder of this Agreement. Purchaser's election shall be made within five (5) days after Purchaser's receipt of written notice from Seller that any specified objectionable matter(s) will not be corrected, and

Purchaser's failure to deliver notice of its election shall be deemed a waiver of such objectionable matter(s). Matters disclosed by such surveys and other documents to which Purchaser does not object or to which Purchaser waives objection shall be Permitted Encumbrances.

         7.3  Title Insurance.
              ---------------

              7.3  Title Insurance.
                   ---------------

              7.3.1 A current title insurance commitment covering each parcel of Land constituting the Real Property/Urban, the Real Property/Watershed and the Major Easements issued by the Title Company, together with clear and legible copies of all documents referred to therein, shall be delivered to Purchaser, at Seller's sole cost and expense (except as hereinafter provided), as soon as it can be prepared and issued by the Title Company with reasonable diligence. In the event the Title Company charges additional fees for extraordinary title searches in connection with the preparation and issuance of such commitment, and such additional fees exceed $5,000.00, the parties shall negotiate payment between them of such excess amount. If the parties are unable to agree upon allocation of payment of such excess amount within fifteen (15) days after receipt from the Title Company of notice of such additional fees, either party may elect to terminate this Agreement within five (5) days thereafter by giving written notice of such election to the other party. The title insurance commitment shall be in the amount of $14,225,000, and shall commit the Title Company to issue its standard ALTA Owner's Policy, insuring good and marketable title in fee simple to the Real Property/Urban, Real Property/Watershed and the Major Easements in Purchaser, and shall include commitments for reinsurance as reasonably requested by Purchaser from another title insurance company or companies reasonably acceptable to Purchaser with direct access agreements regarding such reinsurance. In the event that Purchaser desires title insurance coverage in excess of $14,225,000, Seller shall cooperate with Purchaser in obtaining the same, but such additional insurance coverage shall be at the sole cost and expense of Purchaser. If the title insurance commitment delivered to Purchaser shall contain any exceptions from coverage which Purchaser deems to be unacceptable, Purchaser shall notify Seller of such matters prior to expiration of thirty (30) days after Purchaser's receipt of the title insurance commitment, and Seller shall have fifteen (15) days thereafter to correct such matters objected to. Seller shall have no obligation to correct any matter to which Purchaser objects. If Seller does not so correct such matters or agree to correct such matters within such fifteen (15) day period, Purchaser, at its option, may elect either (i) to terminate this Agreement, in which event this Agreement shall be of no further force or effect except as provided in Section 12.2, or (ii) to waive such objections and proceed to

Closing in accordance with this Agreement. If Purchaser does not deliver written notice of objection to title to Seller as provided herein before the end of the aforementioned thirty (30) day period, Purchaser shall be deemed to have accepted all matters shown on the title commitment as Permitted Exceptions. Any exceptions on the title insurance commitment to which Purchaser does not object or to which Purchaser objects but waives such objection pursuant to this Section shall be deemed to be "Permitted Exceptions." Seller shall cause to be delivered to Purchaser at Seller's sole cost and expense at the Closing an updated title insurance commitment, subject only to the Permitted Exceptions, and an ALTA closing protection letter in standard form issued by the Title Company.

              7.3.2 Seller shall obtain and shall deliver to Purchaser within ten (10) days after the Closing Date, at its sole cost and expense, a standard ALTA Owner's Policy of Title Insurance covering the Real Property/Urban, Real Property/Watershed and the Major Easements in the amount of $14,225,000, effective as of the date and time of the Closing, subject only to the Permitted Exceptions; provided, that if Purchaser has elected to purchase additional title insurance coverage in excess of $14,225,000 pursuant to
Section 7.3.1 hereof, Seller shall cooperate with Purchaser in obtaining the same, but such additional coverage shall be at the sole cost and expense of Purchaser. Standard pre-printed exceptions one (1) through (4) of such Policy, regarding parties in possession, easements not shown by the public records, surveys and mechanic's liens, with respect only to the Real Property/Urban, shall be deleted at Seller's sole cost and expense. For purposes of such Policy, the parties shall hereafter agree upon a reasonable allocation of the coverage amount among the Real Property/Urban, Real Property/Watershed, and Major Easements.Seller shall deliver to the Title Company any instruments, documents, payments, indemnities, releases, and agreements as the Title Company shall require in order to issue, amend or update the title insurance commitment and policy as herein provided.

         7.4  Inspection by Purchaser.
              -----------------------

              7.4.1 Subject to Purchaser's covenant of confidentiality pursuant to Section 8.2 hereof, Purchaser and Purchaser's authorized agents and representatives may, from time to time, during regular business hours, on reasonable prior notice to Purchaser, and without unreasonably hindering or impeding the conduct of the Business, enter all areas of the Real Property, including without limitation the Water Transmission and Distribution
Facilities, and have access to all Assets and all Records for the purpose of making inspections thereof and conducting such tests and observations and compiling such information as Purchaser may deem appropriate. No such inspection, however, shall constitute a waiver or relinquishment on the part of Purchaser of its right to rely upon the covenants, representations, warranties or agreements made by Seller under this Agreement. Purchaser shall pay when due all fees and expenses incurred in the performance of any such inspections, tests or observations and shall indemnify, defend, and save Seller harmless from any loss from mechanic's liens, claims for nonpayment of such charges or damages or injury to persons or property arising out of the acts or omissions of the parties performing such inspections, tests, or observations. The indemnity in this Section 7.4.1 shall survive Closing or termination of this Agreement.

              7.4.2 At any time on or prior to sixty (60) days after the full execution of this Agreement by all parties hereto (the "Inspection Period"), if Purchaser determines that the Real Property or other Assets are unsuitable, for any reason in Purchaser's sole discretion, Purchaser shall have the right to terminate this Agreement by written notice to Seller of Purchaser's election to terminate this Agreement. Alternatively, if Purchaser elects not to terminate this Agreement, Purchaser shall deliver to Seller a written notice that Purchaser has waived its right of termination under this Section 7.4.2 (a "Waiver Notice"). If Purchaser fails to give Seller a Waiver Notice during the Inspection Period, Purchaser shall conclusively be deemed to have elected to terminate this Agreement. In the event of termination of this Agreement under this Section 7.4.2, this Agreement shall be of no further force and effect except as provided in Section 12.2. Notwithstanding the foregoing, the Inspection Period shall be extended one day for each day of delay in providing access to all Assets, Records or Real Property in accordance with Sections 7.4.1 and 7.8.

         7.5  Environmental Investigation.
              ---------------------------

              7.5.1 At any time prior to expiration of the Inspection Period, Purchaser shall be entitled to obtain, and Seller will use its best efforts to assist Purchaser in obtaining, at Purchaser's expense, Phase I and Phase II environmental reports of the kind customarily obtained by buyers of commercial real estate transactions in the Santa Fe, New Mexico area and, such other reports as in the reasonable judgment of Purchaser may be necessary or appropriate to determine the existence of Hazardous Substances on or about any Assets, including the Real Property, owned or leased by Seller or of any other condition or circumstance affecting any such Assets, including the Real Property, that might give rise to a liability under any Environmental Law. Purchaser will deliver to Seller a copy of any draft or final report obtained by it of the nature described in the foregoing sentence.

              7.5.2 If, based on the environmental reports and other investigations, Purchaser determines that (i) there exists a potential risk of liability to Purchaser under any Environmental Law with respect to any Assets, including the Real

Property owned or leased by Seller, or (ii) the use of any of the Assets, including the Real Property, may be adversely affected because of the existence of any Hazardous Substances, then Purchaser shall promptly give notice to that effect to Seller. Within 10 days after receipt of any such notice, Seller, by written notice to Purchaser, may elect to provide for a solution thereto, which may include indemnification, the payment of costs, remediation, or other alternative, any of which shall be acceptable to Purchaser in its sole discretion. If, within such 10-day period, Seller and Purchaser do not agree on a solution, then Purchaser shall have the right, within fifteen (15) days after the expiration of such 10-day period, to deliver written notice to Seller that it elects to terminate this Agreement, in which event this Agreement shall be deemed null and void and of no effect whatsoever except as provided in Section 12.2.

         7.6  Availability of Certain Governmental Permits.  At any time prior
              --------------------------------------------
to the expiration of the Inspection Period, Purchaser may terminate this Agreement if Purchaser determines, in its sole discretion, that it will be unable to obtain the transfer or issuance of Governmental Permits or Non-Transferable Governmental Permits necessary to use the Assets as they currently are being used or to operate the Business as it is currently being operated. In the event that Purchaser delivers written notice of termination pursuant to this
Section 7.6 to Seller, this Agreement shall be of no further force and effect except as provided in Section 12.2.

         7.7  UCC Search.  Within 30 days after the execution of this
              ----------
Agreement, Seller shall provide to Purchaser, at Seller's sole cost and expense, a search of the records of the New Mexico Secretary of State, the filing officers of any other state in which Assets are located, and the county clerks of the counties in which any Real Property is located of any financing statements or fixture filings (the "UCC Filings"). The search of the UCC Filings shall show that the Assets are not subject to any Encumbrance except Permitted Encumbrances or those that shall be released in full at Closing.

         7.8  Books and Records.  Subject to Purchaser's covenant of
              -----------------
confidentiality pursuant to Section 8.2 of this Agreement, Seller shall permit Purchaser's accountants and authorized representatives to examine Seller's books and financial records pertaining to the Assets and the operation of the Business prior to the Closing. Purchaser's accountants and representatives shall be permitted access to such records during regular business hours. To the extent that any of Seller's records relating to the Assets or Business have been audited, Seller agrees to deliver those reports to Purchaser. Seller acknowledges that Purchaser may include the Assets or revenue from the Business as a part of a public offering of the Bonds, and Seller consents to the disclosure of information regarding the Assets and Business, including financial information, in any such public offering of the Bonds. Seller further agrees to allow Purchaser or its agents to audit Seller's statements of operations or perform procedures as considered necessary to comply with regulations of the Securities and Exchange Commission or applicable state laws. Additionally, to the extent that a subsequent interim period(s) statement of operations is required to be included by Purchaser in an offering document, Seller agrees to allow Purchaser's auditors access to the books and records of the Assets and Business necessary to complete procedures as required by securities laws or regulations. Seller shall provide Purchaser with such information as Seller may have with respect to actual expenditures made on all repairs, maintenance, operation and upkeep of the Assets, including, without limitation, all taxes and utility payments within three years prior to the Closing, and dates of construction, installation and major repairs to the Assets. Until the tenth anniversary of the Closing Date, Purchaser shall, during reasonable business hours, have access to Seller's files relating to SDCW, the Business or the Assets, and may photocopy, at Purchaser's expenses, any such files. Seller shall not be obligated to retain or maintain such books and records except in accordance with Seller's normal retention policies in effect from time to time; provided that for a period of ten (10) years after the Closing Date if Seller intends to destroy any books or records related to the Assets or Business described in this Section 7.8, Seller shall first give written notice to Purchaser at least sixty (60) days prior to the intended date of destruction and Purchaser shall have the right to claim any such books or records.

         7.9  No Solicitation.  Neither Seller nor any agent or representative
              ---------------
of Seller will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for, (ii) participate in any discussions pertaining to, or (iii) furnish to any Person other than Purchaser or its representatives, any information relating to, any direct or indirect acquisition or purchase of all or any portion of Assets or the Business.

         7.10 Notification of Certain Matters.  Seller shall promptly notify
              -------------------------------
Purchaser of any fact, event, circumstance or action, the existence or occurrence of which would cause any representation or warranty of Seller under this Agreement to be untrue or incomplete in any material respect.

         7.11 Updated Schedules.  Not less than five (5) days prior to the
              -----------------
Closing, Seller will deliver to Purchaser revised copies of the Schedules to this Agreement which shall have been updated to show any changes occurring between the date of this Agreement and the date of delivery (or the latest date for which the applicable information is then available) and which shall become a part of this Agreement; provided, however, that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets or Assumed Obligations acquired by Seller in breach of this Agreement, Purchaser, at or before the Closing, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as Excluded Assets or Excluded Obligations for all purposes under this Agreement.

         7.12 Required Consents;  Satisfaction of Other Conditions.  Seller
              ----------------------------------------------------
will use its reasonable efforts to obtain, as soon as practical and at Seller's expense, all the Seller's Required Consents, in form and substance reasonably satisfactory to Purchaser. Purchaser will provide such information with respect to Purchaser, and its Affiliates, and the activities of any of them, as the Persons from whom Seller's Required Consents are sought may reasonably request and otherwise will cooperate in good faith with Seller to obtain all the Seller's Required Consents, but Purchaser will not be required to agree to any changes in or to the imposition of any condition to the transfer to Purchaser of, any Contract Rights or Governmental Permit that would render such Contract Right or Governmental Permit materially more burdensome as a condition to obtaining any Seller's Required Consent. In such cases where such consents have not been obtained by the Closing Date, this Agreement, to the extent permitted by law, shall constitute an equitable assignment by Seller to Purchaser of all of Seller's rights, benefits, title and interest in and to the assigned contracts and commitments, and Purchaser shall be deemed to be Seller's agent for the purpose of completing, fulfilling and discharging all of Seller's rights and liabilities arising after the Closing Date under such assigned contracts and commitments, and Seller shall take all necessary steps and actions to provide Purchaser with the benefits of such contracts and commitments.

         7.13  Estoppel Letters.  No later than thirty (30) days prior to the
               ----------------
Closing Date, Purchaser may give written notice to Seller identifying the contracts and agreements included in the Contract Rights as to which Purchaser requests estoppel letters and the Persons from whom Seller is requested to obtain the letters. The notice shall include the form or forms in which Seller is to request the letters. Until the Closing, Seller shall, in good faith and with reasonable diligence, attempt to obtain letters in the form requested by Purchaser from the Persons and as to the contracts and agreements identified in Purchaser's notice; provided, however, that Seller's failure to obtain any of such letters after good faith effort shall not excuse Purchaser from the performance of any of its obligations under this Agreement or be cause to delay the Closing unless the same indicates a breach of any representation, warranty or covenant by Seller under this Agreement.

Section 8.     Purchaser's Covenants.
- ---------      ---------------------

         8.1   Bonds.  The parties hereto acknowledge that Purchaser shall have
               -----
no obligation to consummate the Transactions contemplated by this Agreement unless and until Purchaser shall have issued and sold $70,000,000 in tax-exempt municipal utility revenue bonds, bearing interest at no more than 8.5% per annum, with a customary long term maturity schedule, and prepayment and call provisions, all in a form reasonably satisfactory to Purchaser and Purchaser's counsel (the "Bonds"). The Bonds shall not be offered unless they are, in the opinion of Purchaser's bond counsel, exempt from federal and New Mexico income taxes. In the event that Purchaser is not able to issue and sell the Bonds within ninety days after entry of the final order of the PUC authorizing issuance of the Bonds, Purchaser may elect to terminate this Agreement by providing written notice thereof to Seller within the next thirty (30) days, in which event this Agreement shall be null and void and of no effect whatsoever (except as provided in Section 12.2). Purchaser shall use commercially reasonable efforts to obtain a firm commitment from a nationally recognized investment banking company to purchase the Bonds, but shall be under no obligation to pay any sums for bond insurance or accept discounts or provisions other than those normal and customary in the placement of municipal bonds secured by water utility revenues.

         8.2  Confidentiality.  Until the Closing, Purchaser shall hold in
              ---------------
strict confidence and not use or disclose to others, and will, for the benefit of Seller, use its best efforts to require Purchaser's agents and representatives to hold in strict confidence and not use or disclose to others, any information heretofore or hereafter obtained from Seller or from any officer, employee, agent or representative of Seller pertaining to the Assets or the Business, except information which (i) was or is in the public domain, (ii) is required or expressly permitted to be disclosed by Purchaser or its agents or representatives in connection with any court action or proceeding before any Governmental Authority, including without limitation, proceedings relating to Purchaser's Required Consents, or (iii) is required to be disclosed with respect to the Bonds. If the Closing does not occur, Purchaser shall return to Seller all information regarding Seller, the Assets and the Business obtained by Purchaser and its agents and representatives from Seller or Seller's officers, employees, agents or representatives in connection with the negotiation of the Letter of Intent and this Agreement and the consummation of the Transactions. The provisions of this Section 8.2 shall survive termination of this Agreement pursuant to Section 12.1.

         8.3  Retention of Records; Purchaser's Access.  After the Closing,
              ----------------------------------------
Purchaser shall afford Seller and its authorized representatives reasonable access during normal business hours to the Records and will, at Seller's expense, furnish to Seller such reasonably available other information, and will cooperate with Seller in such other respects, as Seller may reasonable request, to the extent that such access and cooperation (i) are required by Seller for financial reporting, tax or similar purposes, or for purposes of conducting litigation or administrative proceedings with third parties or Governmental Authorities, and (ii) would not violate the terms of any agreement by which Purchaser is bound or any Legal Requirement.
For a period of ten (10) years after the Closing Date if Purchaser intends to destroy any of the Records, Purchaser shall first give written notice to Seller at least sixty (60) days prior to the intended date of destruction, and Seller shall thereafter have the right to claim any of the Records intended by Purchaser to be destroyed.

         8.4  Required Consents; Satisfaction of Other Conditions.  Purchaser
              ---------------------------------------------------
will use its reasonable efforts to obtain, as soon as practical and at Purchaser's expense, all the Purchaser's Required Consents, in form and substance reasonably satisfactory to Seller. Purchaser will not be required to agree to any changes in or to the imposition of any condition to the transfer to Purchaser of, any Contract Rights or Governmental Permit that would render such Contract Right or Governmental Permit materially more burdensome as a condition to obtaining any Purchaser's Required Consent.

         8.5  Notification of Certain Matters.  Prior to the Closing, Purchaser
              -------------------------------
shall promptly notify Seller in the event Purchaser learns of any fact, event, circumstance or action, the existence or occurrence of which would cause any representation or warranty by Seller under this Agreement to be untrue or incomplete in any material respect.

         8.6  Rate Covenant.
              -------------

              8.6.1 For so long as any of the Bonds are outstanding, and there are debts, liabilities or obligations owed by Purchaser to Seller under this Agreement, Purchaser shall, for Seller's benefit, maintain the debt service coverage ratio and comply with such other financial and operating covenants as may be required of Purchaser under the indenture governing such Bonds.

              8.6.2 At such time as none of the Bonds remains outstanding, and for so long thereafter as there are debts, liabilities or obligations owed by Purchaser to Seller under this Agreement, Purchaser shall employ the Assets to carry on the Business, and shall establish, charge and collect rates, fees and charges for the water service provided by Purchaser and otherwise exercise skill and diligence in operating the Business, so as to provide revenue sufficient to pay and perform all debts, liabilities and obligations of the Business, including, but not limited to, the Assumed Obligations and all other debts, liabilities and obligations owed by Purchaser to Seller under this Agreement. Purchaser shall, as often as necessary, revise its rates, fees and charges in such manner as may be necessary to enable Purchaser to comply with this Section
8.6.2. Should Purchaser default in the performance of its obligations under this Section 8.6.2, Purchaser shall, within 15 days after written request by Seller, engage an independent public utility rate consultant, reasonably satisfactory to Seller, to make recommendations to Purchaser regarding Purchaser's rates, fees and charges and other matters related to the conduct of the Business and the provision of water service by Purchaser for the purpose of enabling Purchaser to remedy such default and to continue in the performance of its duties and obligations under this Section 8.6.2. A written report by the consultant containing such recommendations shall be provided to Seller, and Purchaser shall, to the extent permitted by applicable law, promptly implement all such recommendations. If Purchaser fails to engage the consultant in accordance with this Section 8.6.2, Seller may engage a consultant of Seller's choosing to make such recommendations, in which case Purchaser shall reimburse Seller for the reasonable fees and charges of the consultant so retained and shall, to the extent permitted by applicable law, promptly implement the recommendations of the consultant. Seller shall be entitled to specific enforcement and performance of Purchaser's obligations under this Section 8.6.2, but only to the extent that such enforcement and performance will not materially and adversely affect the Business. If Purchaser fails to comply with the recommendations of a consultant engaged in accordance with this Section 8.6.2, Seller may, in addition to any rights and remedies otherwise available to Seller, institute and prosecute an action or proceeding in any court or before any governmental board or commission having jurisdiction to compel Purchaser to comply with the recommendations of such consultant and the requirements of this
Section 8.6.2.


Section 9.    Other Covenants.
- ---------     ---------------

         9.1  Casualty and Condemnation.
              -------------------------

              9.1.1 If, prior to the Closing, there occurs any loss or damage to any Assets from fire, or other casualty that is so substantial as to prevent normal operation of any material part of the Assets within 20 days after the occurrence of the event resulting in such loss or damage (a "Substantial Loss"), Seller will immediately notify Purchaser of that fact and provide Purchaser with a copy of the applicable policy and insurance declarations and Purchaser at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of Assets in accordance with terms of this Agreement, or (ii) to terminate this Agreement. If Purchaser elects so to terminate this Agreement, all the parties will be discharged of any and all obligations under this Agreement, except as provided in Section 12.2. If Purchaser and Seller consummate the Transactions notwithstanding such loss or damage or if there occurs any loss or damage to Assets from fire, theft or other casualty that is not a Substantial Loss, there will be no adjustment to the Purchase Price on account of such loss or damage, but all insurance or self-insurance proceeds (including deductibles) payable as a result of the occurrence of the event resulting in such loss or damage will be delivered to Purchaser, or the rights to such proceeds will be assigned to Purchaser if not yet paid over to Seller.

              9.1.2 If, prior to the Closing, there is a Taking of any part of or interest in the Assets by a Governmental Authority other than Purchaser, or if a Governmental Authority other than Purchaser having such power informs Seller or Purchaser that it intends to proceed with such a Taking, and if the effect of the Taking is, or could reasonably be expected to be, to prevent normal operation of any material part of the Assets for a period of 20 days after the occurrence of such Taking (a "Substantial Taking"), then Purchaser may terminate this Agreement. If Purchaser elects so to terminate this Agreement, all the parties will be discharged of any and all obligations under this Agreement. If Purchaser does not elect to terminate this Agreement or if a Taking is not a Substantial Taking, then (i) Purchaser will have the sole right to negotiate for, claim and contest and, if the Closing occurs, to receive all damages with respect to the Taking, and (ii) Seller will not be deemed to be in breach of any representation or warranty as to the Assets or interests that are the subject of the Taking.

         9.2  Transfer and Other Taxes.  Seller, on the one hand, and
              ------------------------
Purchaser, on the other, each will be responsible for the payment of one-half of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charges (including filing fees) imposed by any Governmental Authority with respect to the Transactions, including any such taxes, fees or other charges as may be payable with respect to any transfer of the Assets. If either Seller or Purchaser shall have paid more than one-half of any such tax, fee or other charge, the party making such payment will be entitled to reimbursement within 15 days after delivery of a statement therefor.

         9.3  Passage of Title and Risk of Loss.  Legal title, equitable title
              ---------------------------------
and risk of loss with respect to the Assets shall not pass to Purchaser until such assets are transferred to Purchaser on the Closing Date, which transfer will be deemed effective for all purposes at 11:59 PM (Mountain Standard Time) on the Closing Date specified herein.

         9.4  Application to PUC.  As promptly as practical, Seller and
              ------------------
Purchaser shall make (either separately or jointly) such application or applications to the PUC and shall use commercially reasonable efforts (which do not include accepting the imposition of unreasonable terms or conditions) to obtain such authorizations and approvals from the PUC as may be necessary to authorize the transfer of the Assets in accordance with the terms of this Agreement and issuance of the Bonds. If the PUC requests or requires unreasonable terms or conditions, Purchaser and Seller shall negotiate in good faith to resolve such situation in a mutually satisfactory manner. If Purchaser or Seller cannot so resolve the situation, then either one may terminate this Agreement pursuant to Section 12.1.4.

         9.5  Appeals.  In the event of an adverse or unfavorable determination
              -------
by any Governmental Authority whose consent or approval is required for the consummation of the Transactions, or if any of the Transactions are challenged or opposed in an administrative or legal proceeding, the determination of whether, and to what extent, to seek appeal or review, administrative or otherwise, or to contest such challenge or opposition, shall be made by mutual agreement of the parties hereto, and in the absence of such agreement, the party making the application (or either party in the event of a joint application) shall be permitted to maintain its position on appeal or review at its own expense.

         9.6  Reimbursement of Legal Fees.  Schedule 9.6 is a copy of the
              ---------------------------   ------------
letter agreement, offered by Seller on December 9, 1993, and accepted by Purchaser on December 10, 1993, concerning Seller's obligations to advance and pay on Purchaser's behalf, and Purchaser's obligations to reimburse Seller for, certain fees and expenses incurred by Purchaser during the preparation of documents relating to the Transactions. The agreements, terms and conditions as set forth in Schedule 9.6 are hereby incorporated in this Agreement by
             ------------
reference.  The provisions of this Section 9.6, including the provisions of

Schedule 9.6, shall survive termination of this Agreement pursuant to Section
- ------------
12.1.

         9.7  Grant of Easements.
              ------------------

              9.7.1 At the Closing, Purchaser shall, for the benefit of the Old Dempsey Tank Site, grant to Seller a non-exclusive, perpetual and irrevocable easement, at least thirty (30) feet in width, for a road for ingress and egress and for utilities access, all in the form shown on Schedule 9.7.1. The easement
                                                   --------------
shall extend from Cerro Gordo Road to the Old Dempsey Tank Site on the lands of Purchaser and will be located generally parallel to the northerly boundary of the real property designated herein as Two Mile Dam and thence generally along the existing twelve-inch water line easement to the southeast corner of the Old Dempsey Tank Site. The precise location of the easement will be mutually agreed upon by Seller and Purchaser as promptly as practical after execution of this Agreement, and Seller will, at Seller's expense, obtain a survey thereof. Purchaser shall have no obligation to maintain or repair the road or utility easement on the Old Dempsey Tank Site, and Seller shall be solely responsible for, and shall indemnify and hold harmless Purchaser, from all damages, costs and expenses, including reasonable attorneys' fees, related to Seller's use of such easement, including, but not limited to personal injury and property damage, and further including damage to such road, ordinary wear and tear excepted.

              9.7.2 At the Closing, Seller shall dedicate to Purchaser a perpetual and irrevocable easement and right of way for the "Cerro Gordo Road" as such road is more specifically described on Schedule 9.7.2 (the "Cerro
                                               --------------
Gordo Road"). Seller shall have no obligation to maintain or repair the Cerro Gordo Road and Purchaser shall be solely responsible for, and shall indemnify and hold harmless Seller, from all damages, costs and expenses, including reasonable attorneys' fees, related to Purchaser's use of such road, including, but not limited to, personal injury and property damage, and further including damage to such road, ordinary wear and tear excepted.

              9.7.3 At the Closing, Seller shall grant to Purchaser a non-exclusive easement on the Old Dempsey Tank Site for access to and from, and installation, repair and maintenance of, a UHF communication link, all in the form shown on Schedule 9.7.3. The easement shall terminate upon
                  --------------
abandonment or removal of the UHF communication link by Purchaser.

         9.8  Operating Agreement.  At the Closing, Purchaser and Seller
              -------------------
shall execute the Operating Agreement in the form attached hereto as Schedule
                                                                     --------
9.8 (the "Operating Agreement"), which provides, among other things, that, for
- ---
a period not to exceed four (4) years after the Closing Date, Seller shall continue to operate and manage the Business, for and on behalf of Purchaser as an independent contractor, through Seller's continued employment of the System Employees. In the event the Closing fails to occur for reasons other than the breach by Seller of its obligations hereunder, Purchaser shall compensate Seller in accordance with the Operating Agreement for services which Seller is required to perform under Sections 3.09(d) of the Operating Agreement prior to the "Commencement Date" as therein defined.

         9.9  Two Mile Dam.  Purchaser and Seller acknowledge that Seller
              ------------
shall, after receiving all necessary governmental permits and authorizations, at Seller's sole cost, expense and liability, breach and remove the Two Mile Dam, pursuant to the recommendations of Seller's consultant (as more specifically described on Schedule 9.9), and all Governmental Requirements, including,
             ------------
without limitation, those of the New Mexico State Engineer.  Purchaser and

Seller further acknowledge that the removal of Two Mile Dam will also entail the diversion and redirection of the Santa Fe River back to nearly its original bed, the reconstruction of Cerro Gordo Road, and the installation of a culvert beneath Cerro Gordo Road designed and constructed to allow passage of a volume of flow from the Santa Fe River determined in accordance with applicable Legal Requirements. Purchaser will pay, or reimburse Seller for, 50% percent of the total cost of reconstructing Cerro Gordo Road and designing and installing the aforementioned culvert.

         9.10  Form of Closing Opinions.  No later than thirty (30) days after
               ------------------------
full execution of this Agreement, Purchaser and Seller shall each deliver to the other the form in which each requests the counsel for the other to deliver the closing opinions of law required of such counsel pursuant to Sections 11.2.13 and 11.3.3, respectively. The forms of the opinions so requested shall be subject to such qualifications, limitations, exceptions and assumptions of fact as the respective counsel may deem reasonably necessary to deliver their opinions, as will not vitiate or unreasonably compromise the meaning and force of their opinions, and as are otherwise acceptable in the reasonable judgment of the party receiving the opinion. Neither party shall demand an opinion that such party knows or should know cannot reasonably be given, is not material to the transactions, or would subject the other party to unreasonable expense. After receiving the requested forms of the opinions, the parties shall promptly, diligently and in good faith negotiate all matters pertaining to the form and substance of the requested opinions.


Section 10.    Conditions to Closing.
- ----------     ---------------------

         10.1  Conditions to the Obligations of Purchaser and Seller.  The
               -----------------------------------------------------
obligations of Purchaser and Seller to close the Transactions are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

              10.1.1 No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the Transactions by any Governmental Authority, which would (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or any of the Assets which would have a Material Adverse Effect, (ii) compel Purchaser to dispose of or hold separate all or a material portion of the Business or Assets as a result of any of the Transactions, (iii) prevent or make illegal the consummation of any of the Transactions, or (iv) impair the ability of Seller to perform its obligations under this Agreement.

              10.1.2 Purchaser and Seller shall have received evidence, in form and substance satisfactory to Purchaser and Seller, that all the Seller's Required Consents and all the Purchaser's Required Consents, respectively, and all estoppel letters required to be delivered pursuant to Section 11.2.4, have been obtained or given and are in full force and effect, and that the same are all of the consents, approvals or authorizations necessary for Purchaser to use the Assets as they have been used in the past by Seller, to operate the Business in its normal and customary manner, and to provide water service to the customers of Seller as the same had been provided prior to the Closing.

              10.1.3 Seller and Purchaser shall have obtained (either separately or jointly) such Governmental Permits relating to this Agreement and the transactions contemplated hereby as may be required by law, including a favorable final, non-appealable (all appeal periods having expired) order (or orders) in form and substance reasonably satisfactory to the parties and their counsel from the PUC authorizing or approving the Transactions and permitting Purchaser to use the Assets and operate the Business as they are currently being used and operated, and a favorable final, non-appealable (all appeal periods having expired) order (or orders) in form and substance reasonably satisfactory to Purchaser and its counsel from the PUC authorizing the issuance of the Bonds.

              10.1.4 Neither Purchaser nor Seller shall have discovered any material error, misstatement or omission in the representations and warranties made by the other in this Agreement.

              10.1.5 Purchaser and Seller shall each have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date.

              10.1.6 Purchaser shall have issued and sold the Bonds in an amount sufficient to pay the Purchase Price plus customary costs and expenses in accordance with this Agreement.

              10.1.7 Purchaser shall not have discovered any adverse change in the condition of the Assets, taken as a whole, which is sufficient to materially and adversely affect the value of the Business or the Assets, and for which insurance proceeds or other compensation are not available under
Section 9.1.

         10.2 Conditions to the Obligations of Purchaser.  The obligation of
              ------------------------------------------
Purchaser to close the Transactions is subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

              10.2.1 All representations and warranties of Seller contained in this Agreement shall be true and complete in all respects as of the Closing Date with the same effect as if made on and as of the Closing Date.

              10.2.2 Seller in all material respects shall have performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Seller at or prior to Closing.

              10.2.3 Seller shall have delivered to Purchaser (i) either (Y) releases, in form reasonably satisfactory to Purchaser, of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances), or (Z) binding commitments signed by each Person holding any obligation secured by such an Encumbrance in a form reasonably satisfactory to Purchaser to the effect that such Person will release the Encumbrance upon payment of the amount stated therein, and (ii) evidence of payment by Seller of New Mexico gross receipts tax for the most recent reporting period for which payment is due prior to the Closing Date, and (iii) UCC Filings as of one (1) day before Closing showing that the Assets are free and clear of all Encumbrances except Permitted Encumbrances to be released at Closing.

              10.2.4 Purchaser shall have received and approved the surveys described in Section 7.2 and the title insurance commitments and the ALTA closing protection letter described in Section 7.3.

              10.2.5 Purchaser shall be satisfied that (i) Seller has good and marketable title to the Water Rights, (ii) the Water Rights are sufficient, in Purchaser's reasonable judgment, to supply the Business' current and currently projected needs, (iii) Seller has and will at the Closing transfer to Purchaser valid easements to drill and maintain the well sites to access the Water Rights and to distribute water from such well sites to its customers, and (iv) the Water Rights described on Schedule 1.1.75 are valid and in full force and effect
                          ---------------
on the Closing Date, all required extensions of time for appropriation to beneficial use and completion of works have been timely filed and Purchaser shall have received from Seller signed declarations in form appropriate for filing with the New Mexico State Engineer's Office for all ground waters appropriated by Seller (and its predecessor owners) outside a declared basin or in a basin which was not declared at the time of appropriation except such as are appropriated pursuant to permits issued by the New Mexico State Engineer.

         10.3 Conditions to Obligations of Seller.  The obligations of Seller
              -----------------------------------
to close the Transactions are subject to the satisfaction or waiver by Seller, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

              10.3.1 All representations and warranties of Purchaser contained in this Agreement shall be true and complete in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

              10.3.2 Purchaser in all material respects shall have performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

         10.4 Waiver of Conditions.  Any party may waive in writing any or all
              --------------------
of the conditions to its obligations under this Agreement.

Section 11.   Closing.
- ----------    -------

         11.1  Closing Date.  The Closing contemplated by this Agreement
               ------------
shall take place at the offices of Montgomery & Andrews, P.A., at 10:00 A.M. (local time), or at such other place or time as the parties hereto may mutually agree upon, on the tenth (10th) business day after the satisfaction of the conditions set forth in Section 10, or such earlier or later date as the parties hereto may mutually agree upon (herein sometimes referred to as the "Closing Date").

         11.2 Deliveries of Seller at Closing. At the Closing on the Closing
              -------------------------------
Date, Seller shall deliver to Purchaser such deeds, assignments, bills and sale and other instruments, or take such actions, as shall be necessary to assign and transfer to and vest in Purchaser good and marketable title to the Assets, free and clear of all Encumbrances, except Permitted Encumbrances, and to consummate the Transactions in accordance with Seller's obligations under this Agreement, including the following:

              11.2.1 Deed.  Special warranty deed to Purchaser, in the form
                     ----
attached as Schedule 11.2.1A, duly executed and acknowledged, conveying the Real
            ----------------
Property/Urban.  Special warranty deed to Purchaser, in the form attached as
Schedule 11.2.1B, duly executed and acknowledged, conveying the Real
- ----------------
Property/Watershed, and the Major Easements.  Deed in the form attached as
Schedule 11.2.1C, duly executed and acknowledged, conveying other easements,
- ----------------
rights of way, licenses or other interests in real property owned or used in connection with the Business.

              11.2.2 Cerro Gordo Road Dedication.  A dedication of the
                     ---------------------------
easement and right of way for Cerro Gordo Road in the form of

Schedule 9.7.2, duly executed and acknowledged by Seller and accepted by
- --------------
Purchaser.

              11.2.3 Bill of Sale.  A deed, bill of sale and assignment for the
                     ------------
Assets, in the form attached as Schedule 11.2.3, duly executed and acknowledged
                                ---------------
by Seller and Purchaser.

              11.2.4 Assignment of Leases.  An assignment or valid assignments
                     --------------------
of Seller's right, title and interest in and to all leases to Seller of Real Property and Equipment in the form attached as Schedule 11.2.4, duly executed
                                               ---------------
and acknowledged by Seller and Purchaser assigning to Purchaser the interests of Seller in such leases and the Real Property and Equipment subject thereto, together with the original executed copy of each lease.

              11.2.5 Assignment of Contract Rights, Service Agreements and
                     -----------------------------------------------------
Intangibles.  An assignment in the form attached as Schedule 11.2.5, duly
- -----------                                         ---------------
executed and acknowledged by Seller and Purchaser, assigning to Purchaser all of the right, title and interest of Seller in and to the Contract Rights, Service Agreements and Intangibles.

              11.2.6 Assumption Agreement.  An assumption agreement duly
                     --------------------
executed and acknowledged as provided in Section 11.3.4.

              11.2.7 Change of Ownership of Water Rights.  Changes in
                     -----------------------------------
ownership, in the form of Schedule 11.2.7, for the Water Rights described on
                          ---------------
Schedule 1.1.75 duly executed and acknowledged by Seller.
- ---------------

              11.2.8 Operating Agreement.  The Operating Agreement.
                     -------------------

              11.2.9 Property Records.  All Records.
                     ----------------

              11.2.10 Minutes. Certified copies of minutes or unanimous written
                      -------
consents of the Board of Directors and, if required, the stockholders of Seller, approving the execution of this Agreement and the consummation of the transactions contemplated hereunder.

              11.2.11  Seller's Required Consents.  Seller's Required Consents.
                       --------------------------

              11.2.12  Release of PNM Indenture.  A release of the PNM
                       ------------------------
Indenture.

              11.2.13  Opinion of Counsel.  The opinion of Montgomery &
                       ------------------
Andrews, P.A. or other counsel for Seller, dated the

Closing Date in form and substance reasonably satisfactory to Purchaser and its counsel.

              11.2.14  Estoppel Letters.    With respect to each parcel of Real
                       ----------------
Property leased by Seller, an estoppel letter executed by each lessor in such form and substance as Seller shall reasonably require, and any other estoppel letters obtained by Seller pursuant to Section 7.13.
                                       ------------

              11.2.15 Existing Encumbrances.  Evidence reasonably satisfactory
                      ---------------------
to Purchaser and its counsel that the indebtedness for borrowed money and other liabilities designated in the Schedules as being paid at Closing have been paid or provided for and that the Assets are being transferred to Purchaser free and clear of any and all liens and Encumbrances, except Permitted Encumbrances.

              11.2.16 FIRPTA Affidavit.  An affidavit, signed under penalty of
                      ----------------
perjury by Seller, to the effect that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Purchaser is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act.

              11.2.17 Incumbency Certificates.  A Certificate of the Secretary
                      -----------------------
or an Assistant Secretary of Seller dated the Closing Date with respect to the incumbency of corporate officers and their signatures, corporate standing, corporate charter and by-laws, and the corporate directors' and executive committees' resolutions contemplated by this Agreement.

              11.2.18 Articles of Incorporation/Certificates of Good Standing.
                      -------------------------------------------------------
Articles of Incorporation and all amendments thereto of Seller certified by the State Corporation Commission of New Mexico within two (2) business days of the Closing Date. Certificates of Good Standing of Seller issued by the State Corporation Commission of New Mexico within three (3) business days of the Closing Date.

              11.2.19 Bring Down Certificate.  A certificate from an officer of
                      ----------------------
Seller that Seller's representations and warranties contained in this Agreement are true and correct as of the Closing Date, with the same force and effect as if such representations and warranties had been made on such date.

              11.2.20 Conditions Precedent.  A certificate from an officer of
                      --------------------
Seller dated the Closing Date stating that all conditions precedent to Seller's closing of the Transaction have been fulfilled or waived.

              11.2.21 Other Documents.  Such other documents to be delivered by
                      ---------------
Seller hereunder, or as Purchaser or its counsel may reasonably request to carry out the purposes of this Agreement.

         11.3 Deliveries of Purchaser at Closing.  At the Closing on the
              ----------------------------------
Closing Date, Purchaser shall deliver to Seller such instruments and take such actions as are necessary to consummate the Transactions in accordance with Purchaser's obligations under this Agreement, including the following:

              11.3.1 Payment of Purchase Price, Section 9.6 Reimbursements.  The
                     -----------------------------------------------------
payment of the Preliminary Purchase Price to be delivered by Purchaser pursuant to Section 3.3.1 of this Agreement and the reimbursement owed by Purchaser to Seller pursuant to Section 9.6 of this Agreement.

              11.3.2 Consents.  Copies of Purchaser's Required Consents.
                     --------

              11.3.3 Opinions of Counsel.  The opinion of Purchaser's city
                     -------------------
attorney or other counsel for Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller.

              11.3.4 Assumption Agreement.  An assumption agreement in the form
                     --------------------
attached as Schedule 11.3.4, duly executed and acknowledged by Purchaser and
            ---------------
Seller, pursuant to which Purchaser shall assume the Assumed Obligations.

              11.3.5 Easement.  Easement to Seller, duly executed and
                     --------
acknowledged and in the form attached as Schedule 9.7.1, conveying the
                                         --------------
easement with respect to the Old Dempsey Tank Site in accordance with Section 9.7.1.

              11.3.6 Operating Agreement.  The Operating Agreement.
                     -------------------

              11.3.7 Mayor and City Council Certificates.  Certificates of the
                     -----------------------------------
Mayor of the City of Santa Fe dated the Closing Date certifying that the conditions precedent hereto to be performed by Seller have been fulfilled and certifying that Purchaser's representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on such date.

              11.3.8 Certificate of City Clerk.  Certificates of the Clerk of
                     -------------------------
the City of Santa Fe dated the Closing Date with respect to the incumbency of the Mayor and City Council and their signatures, and standing.

              11.3.9 Conditions Precedent.  A certificate from the Mayor of
                     --------------------
the City of Santa Fe stating that all Conditions precedent to Purchaser's closing of the Transactions have been fulfilled or waived.

              11.3.10 Other Documents.  Such other documents to be delivered by
                      ---------------
Purchaser hereunder, or as Seller or its counsel may reasonably request to carry out the purposes of this Agreement, including duly executed counterparts of those documents set forth in Section 11.2 to which Purchaser is a party.

         11.4 Prorations and Credits.
              ----------------------

              11.4.1 The following items shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date. To the extent that the amounts of the items to be prorated are ascertainable as of the Closing Date, they shall be prorated at the Closing. To the extent that the amounts of the items to be adjusted are not ascertainable as of the Closing Date, they shall be estimated and finally adjusted as promptly after the Closing as the amounts thereof are ascertained. Any errors or omissions in computing the prorations at the Closing shall be promptly corrected. The obligations under this Section
11.4.1 shall survive the Closing hereunder for a period of six (6) months from the Closing Date.

                     i. Notwithstanding anything to the contrary herein, (A) real estate and personal property taxes shall be prorated on the basis of the 1993 valuations and mill levies, and shall be subject to readjustment as soon as the actual 1994 valuation and mill levies are conclusively determined, and (B) Seller shall be responsible to pay at or prior to closing any special assessments which may be a lien on the Property.


Section 12.   Termination.
- ----------    -----------

         12.1 Events of Termination.  This Agreement may be terminated and the
              ---------------------
Transactions may be abandoned at any time prior to the Closing:

              12.1.1 By the written consent of Purchaser and Seller.

              12.1.2 By Purchaser, if the Transactions to take place at the Closing have not been consummated by December 31, 1994 for any reason other than (i) a breach or default in any material respect by Purchaser in the performance of any of its obligations under this Agreement, or (ii) the failure of any representation or warranty of Purchaser to be true and complete in any material respect.

              12.1.3 By Seller, if the Transactions to take place at the Closing have not been consummated by December 31, 1994, for any reason other than (i) a breach or default in any material respect by Seller in the performance of any of its obligations under this Agreement, or (ii) the failure of any representation or warranty of Seller to be true and complete in any material respect.

              12.1.4 By Purchaser or Seller pursuant to Section 9.4.

              12.1.5 By Purchaser pursuant to Sections 7.2, 7.3.1, 7.4.2, 7.5.2, 7.6, 8.1, 9.1.1 or 9.1.2.

         12.2 Liabilities in Event of Termination. The termination of this
              -----------------------------------
Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, or relieve any party from the performance of obligations which, by the terms of this Agreement, survive such termination.

         12.3 Procedure Upon Termination.  In the event of the termination of
              --------------------------
this Agreement by Purchaser or Seller pursuant to this Section 12, notice of such termination will promptly be given by the terminating party to the others.


Section 13.    Survival of Representations and Warranties; Indemnification.
- ----------     -----------------------------------------------------------

         13.1  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Seller in this Agreement and in the documents and instruments to be delivered by Seller pursuant to this Agreement will survive until the third anniversary of the Closing Date, except that (i) all such representations and warranties with respect to any federal, state or local taxes or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such federal, state or local taxes or copyright matter, respectively, (ii) the representations and warranties set forth in Section 5.16, except the representations and warranties set forth in Section 5.16.1, the representations and warranties as to ownership, title, use, possession and Permitted Encumbrances of Assets set forth in Sections 5.4 and 5.6 will survive until the tenth anniversary of the Closing Date, and (iii) the representations and warranties set forth in Section 5.7 with regard to environmental matters will survive until the fourteenth anniversary of the Closing Date. The representations and warranties of Purchaser in this Agreement and in the documents and instruments to be delivered by Purchaser pursuant to this Agreement will survive until the second anniversary of the Closing Date. The periods of survival of the representations and warranties prescribed by this
Section 13.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted in a written notice to the party alleged to be responsible, which notice is given before such expiration, describing such breach in reasonable detail. The covenants and agreements of the parties in this Agreement and in the other documents and instruments to be delivered by any of them pursuant to this Agreement will survive the Closing and will continue in full force and effect without limitation by this Agreement. The fact that the Donated Assets will be donated by Seller to Purchaser at Closing shall not compromise or relieve Seller from any representations, warranties, covenants, or other obligations otherwise applicable to the Donated Assets under this Agreement.

         13.2 Indemnification by Seller.  Subject to the limitations set forth
              -------------------------
in Sections 13.1 and 13.4, Seller, shall indemnify, defend and hold harmless Purchaser and its officers, employees, agents, successors and assigns from and against:

              i.   the Excluded Obligations;

              ii. all losses, damages, liabilities, deficiencies or obligations of or to Purchaser or any such other indemnified Person resulting from or arising out of any breach of any representation, warranty, covenant, agreement or obligation of Seller provided, however, that the aggregate amount of Seller's liability (including obligations of indemnification) for breach of the representations and warranties set forth in Section 5.16 of this Agreement, except the representations and warranties set forth in Section 5.16.1, shall not exceed five percent (5%) of the Final Purchase Price; and

              iii. subject to the limitation stated in clause ii, above, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

         13.3 Indemnification by Purchaser.  Subject to the limitations set
              ----------------------------
forth in Sections 13.1 and 13.4, Purchaser shall indemnify, defend and hold harmless Seller, the Affiliates of Seller and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

              i.   the Assumed Obligations;

              ii. all losses, damages, liabilities, deficiencies or obligations of or to Sellers or any such other indemnified Person resulting from or arising out of any breach of any representation, warranty, covenant, agreement or obligation of Purchaser in this Agreement; and

              iii. all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

         13.4 Third Party Claims.  Promptly after the receipt by any party of
              ------------------
notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (i) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 13.4, (ii) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (iii) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (iv) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees and expenses, (B) any relief other than the payment of money damages is sought against the Indemnified Party, or (C) the Indemnified Party is advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 13.4 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 13.4. No Indemnifying Party will settle or compromise any such Action (X) in which any relief other than the payment of money damages is sought against any Indemnified Party or (Y) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.


Section 14.    Miscellaneous.
- ----------     -------------

         14.1  Parties Obligated and Benefitted.  Subject to the limitations set
               --------------------------------
forth below, this Agreement will be binding upon and enforceable against Seller and Purchaser and their respective assigns and successors in interest and will inure solely to the benefit of Seller and Purchaser and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of Seller (in the case of an assignment or delegation by Purchaser) or Purchaser (in the case of an assignment or delegation by Seller) no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement.

         14.2  Notices.  Any notice, request, demand, waiver or other
               -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier to each party at the address or telecopy number set forth on Schedule 14.2. Any party may change the address to which
                    -------------
notices are required to be sent by giving notice of such change in the manner provided in this Section 14.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

         14.3  Attorneys' Fees.  In the event of any action or suit based upon
               ---------------
or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

         14.4  Right to Specific Performance.  Seller acknowledges that the
               -----------------------------
unique nature of Assets to be purchased by Purchaser pursuant to this Agreement renders money damages an inadequate remedy for the breach by Seller of its obligations under this Agreement, and Seller agrees that in the event of such breach, Purchaser will, upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

         14.5  Waiver.  Except as expressly provided herein, this Agreement or
               ------
any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         14.6  Captions.  The section captions of this Agreement are for
               --------
convenience only and do not constitute a part of this Agreement.

         14.7  Choice of Law.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
               -------------
UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

         14.8  Rights Cumulative.  All rights and remedies of each of the
               -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         14.9  Further Actions.  Seller and Purchaser will execute and deliver
               ---------------
to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         14.10  Time.  Time is of the essence under this Agreement.  If the
                ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the end of the next succeeding Business Day.

         14.11  Late Payments.  If any party fails to pay to another party
                -------------
any amount when due under this Agreement, the amount due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

         14.12  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which will be deemed an original.

         14.13  Entire Agreement.  This Agreement (including the Schedules
                ----------------
and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by or on behalf of all the parties affected by such amendment or modification. Except as expressly set forth in this Agreement, Seller makes no representation or warranty, express or implied, with respect to Seller, the Business, or any of the Assets.

         14.14  Severability.  Any term or provision of this Agreement which
                ------------
is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

         14.15  Construction.  This Agreement has been negotiated by
                ------------
Purchaser and Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         14.16  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, each party will pay all its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations under this Agreement and the consummation of the Transactions.

         14.17  Savings Clause.  The obligation of Purchaser to purchase the
                --------------
Assets and pay the Purchase Price under this Agreement shall not constitute the general obligations or indebtedness of Purchaser within the meaning of Article IX, Subsection 12 of the Constitution of New Mexico and shall never constitute a charge against the general credit or taxing power of Purchaser. The Purchase Price shall be payable from the proceeds of the Bonds, which together with the interest accruing thereon and any prior redemption premium due in connection therewith, shall be a special obligation of Purchaser and shall be payable and collectible from the net revenues of the utility system to be operated with the

Assets, in accordance with applicable state statutes, which income will be so pledged.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              PUBLIC SERVICE COMPANY OF
                              NEW MEXICO



                              By /s/
                                 ------------------------------
                              Title Senior Vice President
                                    ---------------------------


                              CITY OF SANTA FE, NEW MEXICO
ATTEST:


/s/                           By /s/
- --------------------------       -----------------------------
     City Clerk                       Mayor


APPROVED AS TO FORM:

/s/
- --------------------------
City Attorney